UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

___________________________

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

Aegion Corporation

(Name of Registrant as Specified in its Charter)

_________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on April 24, 2019

TO THE OWNERS OF COMMON STOCK

OF AEGION CORPORATION:

You are invited to attend Aegion Corporation’s 2019 Annual Meeting of Stockholders. The meeting will be held on April 24, 2019, at 8:30 a.m. local time at the DoubleTree by Hilton, located at 16625 Swingley Ridge Road, Chesterfield, Missouri 63017.

The purposes of this year’s meeting are:

(1)	to elect eight directors;

(2)	to consider and vote upon a proposal to approve an advisory resolution relating to executive compensation;

(3)	to approve the Amendment and Restatement to the Aegion Corporation 2016 Non-Employee Director Equity Plan;

(4)	to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2019; and

(5)	to transact any other business that may properly come before the meeting or any adjournment(s) of the meeting.

The Board of Directors set March 1, 2019 as the record date for the meeting. This means that if you were an owner of our common stock at the close of business on that date, you are entitled to receive notice of the meeting and vote at the meeting and any adjournment(s) of the meeting.

Whether or not you expect to attend the meeting, please vote by following the instructions on the Notice Regarding Internet Availability of Proxy Materials that you received in the mail or, if you requested or received a hard copy of the Proxy Statement, on your enclosed proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 24, 2019:

Our Proxy Statement and 2018 Annual Report are available at

www.proxyvote.com

By Order of the Board of Directors, Mark A. Menghini Secretary

Chesterfield, Missouri

March 6, 2019

PROXY STATEMENT

Aegion Corporation’s Board of Directors is mailing this Proxy Statement and the proxy card, or the Notice Regarding Internet Availability of Proxy Materials (the “E-Proxy Notice”), to you to solicit proxies on its behalf to be voted at our 2019 Annual Meeting of Stockholders, and at any adjournment(s) of the meeting. The meeting will be held on April 24, 2019 at 8:30 a.m. local time at the DoubleTree by Hilton, located at 16625 Swingley Ridge Road, Chesterfield, Missouri 63017 for the purposes listed in the E-Proxy Notice and the notice accompanying this Proxy Statement.

On or about March 13, 2019, we first mailed this Proxy Statement and the proxy card, or the E-Proxy Notice, to our stockholders as of the close of business on March 1, 2019. The E-Proxy Notice contains instructions on how to access an electronic copy of our proxy materials, including this Proxy Statement and our 2019 Annual Report. The E-Proxy Notice also contains instructions on how to request a paper copy of our 2019 Annual Report, this Proxy Statement as well as a proxy card.

We will bear all costs relating to the solicitation of proxies. Proxies may be solicited by our officers, directors and regular employees personally, by mail or by telephone. We may reimburse brokers and other persons holding shares of stock in their names, or the names of their nominees, for reasonable expenses incurred in sending soliciting material to their principals.

Our executive office is located at 17988 Edison Avenue, Chesterfield, Missouri 63005.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 24, 2019:

Our Proxy Statement and 2019 Annual Report are available at:

www.proxyvote.com

TABLE OF CONTENTS

PROXY STATEMENT SUMMARY	1
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING	3
PROPOSAL 1: ELECTION OF DIRECTORS	8
Certain Information Concerning Director Nominees	8
Vote Required for the Election of Directors	13
CORPORATE GOVERNANCE	14
Independent Directors	14
Board Leadership Structure	15
Role of Board in Risk Oversight	15
Board Meetings and Committees	16
Corporate Governance Documents	18
Report of the Audit Committee	20
Director Compensation	21
Additional Information about Director Compensation	21
Stock Ownership Policy with Respect to Non-Employee Directors	23
EXECUTIVE COMPENSATION	25
Compensation Discussion and Analysis	25
Overview	25
Say on Pay Results and Stockholder Outreach	26
Compensation Mix	26
Pay for Performance Analysis	27
Understanding the Pay of Our Chief Executive Officer and Other Named Executive Officers	30
Key 2018 Compensation Actions	31
Key 2019 Compensation Actions	32
How We Make Executive Compensation Decisions - Philosophy and Process	32
How We Made Compensation Decisions in 2018	34
Compensation Related Policies	42
COMPENSATION COMMITTEE REPORT	45
COMPENSATION IN LAST FISCAL YEAR	46
Summary Compensation Table	46
Grants of Plan-Based Awards	48
Outstanding Equity Awards at Fiscal Year End	49
Option Exercises and Stock Vested	50
Nonqualified Deferred Compensation	50
CEO Pay Ratio	51
Severance, Change in Control and Termination	51

i

Potential Post-Employment Payments as of December 31, 2018	54
INFORMATION CONCERNING CERTAIN STOCKHOLDERS	60
RELATED-PARTY TRANSACTIONS	62
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	62
PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION	63
PROPOSAL 3: APPROVAL OF THE AMENDMENT AND RESTATEMENT TO THE AEGION CORPORATION 2016 Non-Employee director EQUITY PLAN	66
Description of the Amended and Restated Plan	66
Federal Tax Consequences	68
New Plan Benefits	68
Historic Use of Equity, Outstanding Awards and Dilution	68
Equity Compensation Plan Information	69
Required Vote for Approval	69
PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS	70
Independent Auditors’ Fees	70
Vote Required for Ratification of the Appointment of Independent Auditors	71
OTHER MATTERS	72
HOUSEHOLDING OF MATERIALS	72
STOCKHOLDER PROPOSALS	72
STOCKHOLDER COMMUNICATIONS WITH DIRECTORS	73

APPENDIX A	A-1

ii

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting.

Meeting Information and Mailing of Proxy Materials

•	Date and Time:	April 24, 2019 at 8:30 a.m. (local time)
•	Location:	DoubleTree by Hilton, located at 16625 Swingley Ridge Road, Chesterfield, Missouri 63017
•	Record Date:	March 1, 2019
•	Mailing Date:	On or about March 13, 2019, we mailed the E-Proxy Notice, or this Proxy Statement and the proxy card, to our stockholders.
•	Voting:	Stockholders of record are entitled to one vote per share on each matter to be voted upon at the 2019 Annual Meeting of Stockholders.

Voting Matters and Board Recommendations

Proposal	Board Voting Recommendation	Page Reference
Election of eight directors for a term of one year or until their successors are elected and qualified	FOR each nominee	Pages 8 to 13
Advisory vote to approve Named Executive Officer compensation	FOR	Pages 63 to 65
Approval of the Amendment and Restatement to the Aegion Corporation 2016 Non-Employee Director Equity Plan	FOR	Pages 66 to 69
Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2019	FOR	Pages 70 to 71

Board Nominees

Name/Occupation & Experience	Age	Director Since	Independent	Audit Committee	Compensation Committee	Corporate Governance & Nominating Committee	Strategic Planning & Finance Committee
Stephen P. Cortinovis Former President - Europe, Emerson Electric Co.	69	1997	Yes		M		C
Stephanie A. Cuskley CEO, The Leona M. and Harry B. Helmsley Charitable Trust	58	2005	Yes	M	C
Walter J. Galvin Former CFO & Vice Chairman, Emerson Electric Co.	72	2014	Yes	C		M
Rhonda Germany Ballintyn Former VP & Chief Strategy and Marketing Officer for Honeywell International, Inc.	62	2017	Yes			M	M
Charles R. Gordon President & CEO, Aegion Corporation	61	2009	No				M
Juanita H. Hinshaw President & CEO, H&H Advisors	74	2000	Yes	M	M
M. Richard Smith Former SVP of Bechtel Corporation and President of its Fossil Power business unit	71	2009	Yes			C	M
Phillip D. Wright Former President & CEO, Williams Energy Services, Inc.	63	2011	Yes		M		M

C = Chair M = Member

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Who may vote?

You may vote if you owned shares of our common stock at the close of business on March 1, 2019, the record date for our 2019 Annual Meeting of Stockholders. You are entitled to one vote for each share you owned on that date for each director to be elected and on each other matter presented at the meeting. As of March 1, 2019, we had 31,753,974 shares of common stock, $.01 par value, outstanding. We have no class or series of voting stock outstanding other than our common stock.

A list of stockholders entitled to vote at the meeting will be available for examination at our executive office located at 17988 Edison Avenue, Chesterfield, Missouri 63005 for ten days before the 2019 Annual Meeting of Stockholders and at the Annual Meeting.

What am I voting on?

•	First, you are voting to elect eight directors. Each director, if elected, will serve a term of one year or until his or her successor has been elected and qualified.

Our Board of Directors recommends a vote “FOR” the election of each of our nominees for director.

•	Second, you are voting to approve an advisory resolution relating to executive compensation.

Our Board of Directors recommends a vote “FOR” the advisory resolution relating to executive compensation.

•	Third, you are voting to approve the Amendment and Restatement to the Aegion Corporation 2016 Non-Employee Director Equity Plan.

Our Board of Directors recommends a vote “FOR” the approval of the Amendment and Restatement to the Aegion Corporation 2016 Non-Employee Director Equity Plan.

•	Fourth, you are voting to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2019.

Our Board of Directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2019.

•	In addition, you may vote on other business, if it properly comes before the meeting, or any adjournment(s) of the meeting.

How do I vote?

•

By Telephone or Internet: You can vote by telephone or Internet by following the instructions included on the E-Proxy Notice that you received in the mail or, if you requested or received a hard copy of this Proxy Statement, on the enclosed proxy card.

•

By Written Proxy: If you requested or received a hard copy of this Proxy Statement, you can vote by written proxy by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you sign and return the enclosed proxy card, the shares represented by the proxy will be voted in accordance with the terms of the proxy, unless you subsequently revoke your proxy.

•	In Person: If you are a record stockholder, you can vote in person at the meeting.

What is a record stockholder and what is the difference between a record stockholder and a stockholder who holds shares in street name?

•	If your shares are registered in your name, you are a record stockholder.

•	If your shares are in the name of your broker or bank, or their nominee, your shares are held in street name.

How many votes are required to elect directors?

Directors are elected by the majority of votes cast, unless the election is contested where the number of director nominees exceeds the number of directors to be elected. The election of directors at the 2019 Annual Meeting of Stockholders is not a contested election. That means that the affirmative vote of a majority of the shares of our common stock cast is required for the election of each director. A summary of our majority voting standard appears under the heading “Vote Required for the Election of Directors” beginning on page 13 of this Proxy Statement.

How many votes are needed to approve the advisory resolution relating to executive compensation?

Approval of the advisory resolution relating to executive compensation requires the affirmative vote of a majority of the shares of our common stock cast on the proposal.

How many votes are needed to approve the Amendment and Restatement to the Aegion Corporation 2016 Non-Employee Director Equity Plan?

Approval of the Amendment and Restatement to the Aegion Corporation 2016 Non-Employee Director Equity Plan requires the affirmative vote of a majority of the shares of our common stock cast on the proposal.

How many votes are required to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2019?

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2019 requires the affirmative vote of a majority of the shares of our common stock cast on the proposal.

What if other matters are voted on at the 2019 Annual Meeting of Stockholders?

If any other matters are properly presented at the 2019 Annual Meeting of Stockholders for consideration, the persons named as proxies in the enclosed proxy card (if you requested or received a hard copy of this Proxy Statement) will have the discretion to vote on those matters for you. Approval of any other matter requires the affirmative vote of a majority of the shares of our common stock cast on such matter. At the date we mailed the E-Proxy Notice or this Proxy Statement, our Board of Directors did not know of any other matter to be raised at the 2019 Annual Meeting of Stockholders.

What does it mean if I receive more than one E-Proxy Notice or proxy card?

If you hold your shares in more than one account name, you will receive an E-Proxy Notice or a proxy card for each account. To ensure that all of your shares are voted, please follow the instructions on each E-Proxy Notice or proxy card that you receive.

Can I revoke my proxy?

Yes. You can revoke your proxy by:

•	writing to the attention of our Corporate Secretary at 17988 Edison Ave., Chesterfield, Missouri 63005 prior to the date of the 2019 Annual Meeting of Stockholders;

•

voting by telephone or internet on a later date, or delivering a later-dated proxy card, if you requested or received a hard copy of this Proxy Statement, prior to or at the 2019 Annual Meeting of Stockholders; or

•	voting in person at the 2019 Annual Meeting of Stockholders.

What is the record date and what does it mean?

The record date for the 2019 Annual Meeting of Stockholders is March 1, 2019. The record date is set by our Board of Directors, as required by Delaware law. Stockholders at the close of business on the record date are entitled to:

•	receive notice of the meeting; and

•	vote at the meeting, or at any adjournment(s) of the meeting.

What if I do not specify my vote when I return my proxy card?

If you received a hard copy of this Proxy Statement, you should specify your choice for each proposal on the enclosed proxy card. If no specific instructions are given, proxy cards that are signed and returned will be voted “FOR” the election of the director nominees named in this Proxy Statement, “FOR” the approval of the advisory resolution relating to executive compensation, “FOR” the approval of the Amendment and Restatement to the Aegion Corporation 2016 Non-Employee Director Equity Plan and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2019.

How are broker non-votes and abstentions counted?

Broker “non-votes” will not be counted as present for the purpose of determining the presence of a quorum unless these shares are voted on at least one matter presented at the 2019 Annual Meeting of Stockholders. A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee:

•	has not received voting instructions on a particular matter from the beneficial owner or persons entitled to vote; and

•	does not have discretionary voting power on the matter.

Brokers are subject to New York Stock Exchange (“NYSE”) rules with respect to their ability to vote shares held by them for the benefit of other persons. The NYSE rules direct that, if you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instruction. If you do not give instructions to the broker, the broker will be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (the latter are treated as “broker non-votes”). Proposal 4 is the only proposal that may be considered discretionary.

Broker non-votes will not be considered as either a vote cast for or against a director nominee and thus will have no effect on the vote for director nominees. Proposals 2 and 3 require the affirmative vote of the majority of shares cast on the proposal and, therefore, a broker non-vote will have no effect on the votes of these proposals.

Abstentions will be counted as present for the purpose of determining the presence of a quorum for transacting business at the 2019 Annual Meeting of Stockholders. Proposals 2, 3 and 4 require an affirmative vote of a majority of shares cast on the proposal and, pursuant to our By-Laws, an abstention will have no effect on the votes on these proposals.

How many votes must be present to conduct business at the 2019 Annual Meeting of Stockholders?

Our By-Laws require that a quorum must be present to conduct business at the 2019 Annual Meeting of Stockholders. To constitute a quorum, a majority of the outstanding shares of our common stock must be represented, in person or by proxy, at the 2019 Annual Meeting of Stockholders. The treatment of broker non-votes and abstentions with regard to determining a quorum is discussed above.

Why did I receive the E-Proxy Notice and not the printed proxy materials?

We are pleased to continue using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders an E-Proxy Notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the E-Proxy Notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the E-Proxy Notice. In addition, the E-Proxy Notice contains instructions on how you may request to access proxy materials in printed form by mail or electronically on an ongoing basis. Employing this distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

Why did I not receive the E-Proxy Notice in the mail?

We are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of the E-Proxy Notice. In addition, we are providing the E-Proxy Notice by e-mail to those stockholders who have previously elected delivery of the proxy materials electronically. Those stockholders should have received an e-mail containing a link to the website where those materials are available and a link to the proxy voting website.

How do I view the proxy materials online?

Go to www.proxyvote.com and follow the instructions to view the materials. It is necessary to provide the information printed in the box marked by the arrow located on your E-Proxy Notice.

What if I still prefer to receive a paper copy of the proxy materials?

You can easily request a paper copy at no cost by selecting from one of the three options below. You will need the information on the E-Proxy Notice that is printed in the box marked by the arrow.

•	By INTERNET at www.proxyvote.com;

•	By TELEPHONE, toll-free at 1-800-579-1639; or

•	By sending an E-MAIL to sendmaterial@proxyvote.com; simply enter the information in the box next to the arrow from your E-Proxy Notice in the subject line. No other information is necessary.

Can I request to receive my materials by e-mail rather than receive an E-Proxy Notice?

You may request to receive proxy materials for all future meetings either by e-mail or in paper form by mail. To request future copies by e-mail, go to www.proxyvote.com and follow the electronic delivery enrollment instructions. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until you terminate it.

Please note that you MAY NOT USE YOUR E-Proxy Notice to vote your shares; it is NOT a form for voting. If you send the E-Proxy Notice back, your vote will not count.

For more information about the E-Proxy Notice, please visit: www.sec.gov/spotlight/proxymatters/e-proxy.shtml.

PROPOSAL 1: ELECTION OF DIRECTORS

At our 2019 Annual Meeting of Stockholders, stockholders will elect eight directors, each to serve a term of one year or until his or her successor is elected and qualified. Our Board of Directors is currently comprised of nine directors; however, with the scheduled retirement of Alfred L. Woods from the Board of Directors (scheduled to become effective April 24, 2019), our Board of Directors has reduced the number of directors on our Board of Directors to eight, effective as of the date of our Annual Meeting of Stockholders. After reaching the age of 75 on February 23, 2019, Mr. Woods is scheduled to retire from the Board on April 24, 2019, in accordance with our Corporate Governance Guidelines, which dictate that no director shall stand for election after reaching the age of 75. Our Board of Directors is not divided into classes of directors, meaning all of our directors are voted on every year at our Annual Meeting of Stockholders.

Unless otherwise instructed on the proxy card, each of the persons named as proxies on the proxy card intends to vote the shares represented thereby in favor of the eight nominees listed under “Certain Information Concerning Director Nominees” below, all of which have been recommended by our Board of Directors.

Each director nominee named below is presently serving as a director of our Company. All nominees have consented to being named in this Proxy Statement and to serve if elected. If, however, any nominee should become unable or unwilling to serve, the persons named as proxies on the proxy card will vote the shares represented by the proxy for another person duly nominated by our Board, based on the recommendation of our Corporate Governance and Nominating Committee, to stand for election in the nominee’s place. If no other person is so nominated, the shares will be voted only for the remaining nominees.

Certain Information Concerning Director Nominees

Certain information concerning the nominees for election as directors is set forth below. This information was furnished to us by the nominees. No family relationship exists between any of our directors or executive officers.

STEPHEN P. CORTINOVIS

Director since 1997

Age 69

Mr. Cortinovis has been a co-owner of Lasco Foods, Inc., a privately-held food services industry manufacturer and distributor, since 2005. He was a partner with Bridley Capital Partners from 2001 until 2007. Mr. Cortinovis was previously with Emerson Electric Co. from 1977 to 2001, where he held various executive positions including President – Europe from 1995 until 2001.  He also serves on the Boards of Directors of Plexus Corp., a publicly-held company, and Lasco Foods, Inc.

Mr. Cortinovis serves as the Chair of our Strategic Planning and Finance Committee and is a member of our Compensation Committee.

STEPHANIE A. CUSKLEY

Director since 2005

Age 58

Since late 2015, Ms. Cuskley has served as the Chief Executive Officer of the Leona M. and Harry B. Helmsley Charitable Trust, which aspires to improve lives by supporting exceptional efforts in the U.S. and around the world in health and select place-based initiatives. From 2009 until late 2015, Ms. Cuskley served as the Chief Executive Officer of NPower, a national nonprofit mobilizing the tech community and providing individuals, nonprofits and schools the opportunities to build tech skills and achieve their potential. Prior to NPower, Ms. Cuskley was an investment banker, most recently with JP Morgan Chase. Ms. Cuskley previously served on the Board of Directors of Avantair, Inc., a publicly-held company, until 2013.

Ms. Cuskley serves as the Chair of our Compensation Committee and is a member of our Audit Committee.

WALTER J. GALVIN

Director since 2014

Age 72

Mr. Galvin retired from Emerson Electric Co., an electrical and electronic manufacturer in 2013, after serving as Vice Chairman from October 2009 to February 2013. He served as Emerson Electric’s Chief Financial Officer from 1993 until February 2010 and also served as a management member of Emerson Electric Co.’s Board of Directors from 2000 to February 2013. Following his retirement, Mr. Galvin served as a consultant to Emerson Electric Co. from February 2013 to September 2015. He previously served on the Board of Directors of F.M. Global, a privately-held company, from 1995 to 2015. Mr. Galvin currently serves on the Boards of Directors of Ameren Corporation, a publicly-held company, and United Way of St. Louis, a non-profit. He also serves as a senior advisor to Irving Place Capital, a private equity firm.

Mr. Galvin serves as the Chair of our Audit Committee and is a member of our Corporate Governance and Nominating Committee.

RHONDA GERMANY BALLINTYN

Director since 2017

Age 62

Ms. Germany Ballintyn served as Corporate Vice President, Chief Strategy and Marketing Officer for Honeywell International Inc. from November 2002 until her retirement in March 2017 Prior to Honeywell, she was with Booz, Allen & Hamilton, where she served as Vice President, Partner, Board member and member of the Board’s Personnel Committee. Prior to Booz, Allen & Hamilton, Ms. Germany Ballintyn ran an independent consulting firm specializing in strategic planning. She also held management positions at Chem Systems Inc. and Union Carbide. Ms. Germany Ballintyn currently serves on the Boards of Directors of Univar Inc., a publicly-held company, Integra LifeSciences, a publicly-held company and UMUC Ventures, a privately-held company.

Ms. Germany Ballintyn is a member of our Corporate Governance and Nominating Committee and our Strategic Planning and Finance Committee.

CHARLES R. GORDON

Director since 2009

Age 61

Mr. Gordon has been our President and Chief Executive Officer since October 2014 and served as our interim Chief Executive Officer from May 2014 to October 2014. Previously, Mr. Gordon served as the Chief Executive Officer of Natural Systems Utilities, LLC, a distributed water infrastructure company, from February 2014 until being appointed our interim Chief Executive Officer in May 2014. Prior to Natural Systems Utilities, Mr. Gordon was President and Chief Operating Officer of Nuverra Environmental Solutions, Inc., a holding company formerly known as Heckmann Corporation that buys and builds companies in the water sector, from October 2010 until October 2013. Mr. Gordon was President and Chief Executive Officer of Siemens Water Technologies, a business unit of Siemens AG, a world leader in products, systems and services for water and wastewater treatment for industrial, institutional and municipal customers, from 2008 to 2010. Previously, Mr. Gordon served as Executive Vice President of the Siemens Water & Wastewater Systems Group from 2005 to 2008 and as Executive Vice President of the Siemens Water & Wastewater Services and Products Group from 2003 to 2005. His past experience also includes various management positions with US Filter Corporation and Arrowhead Industrial Water, prior to the acquisition of US Filter Corporation by the Siemens family of companies in 2004.

Mr. Gordon is a member of our Strategic Planning and Finance Committee.

JUANITA H. HINSHAW

Director since 2000

Age 74

Ms. Hinshaw has been the President and Chief Executive Officer of H & H Advisors, a financial advisory company, since 2005. From 2000 to 2005, she served as Senior Vice President and Chief Financial Officer of Graybar Electric Company, Inc., an electrical and communications distributor. Her past experience also includes various management positions with Monsanto Company, an agricultural company. Ms. Hinshaw serves on the Boards of Directors of The Society for the Blind and Visually Impaired, a non-profit organization, and Nine Network of Public Media, a non-profit public media organization. She previously served on the Boards of Directors of The Williams Companies, a publicly-held company, until 2016, and Synergetics USA, Inc., a publicly-held company, until 2015.

Ms. Hinshaw is as a member of our Compensation Committee and our Audit Committee.

M. RICHARD SMITH

Director since 2009

Age 71

Mr. Smith served as a Senior Vice President of Bechtel Corporation, a provider of engineering, construction and project management services in the energy, transportation, communications, mining and oil and gas industries, and President of its Fossil Power business unit from October 2005 until his retirement in December 2007. From 2008 until December 2016, Mr. Smith served as a consultant to, and on the Board of Directors of, Sithe Global Power, LLC, an international power development company. Mr. Smith served as the Interim Chief Executive Officer of SkyFuel, Inc., a solar thermal power technology and service provider, from February through June 2010 and as a member of its Board of Directors through December 2011. Mr. Smith also previously served as the Chief Executive Officer of Intergen NV, a global power generation firm, and in various management positions at affiliated Bechtel companies and at PG&E Corporation. Mr. Smith serves on the Board of Directors of McGrath Rentcorp, a publicly-held company, and previously served as a director of USEC Inc. (now known as Centrus Energy Corporation), a publicly-held company, from January 2011 to September 2014.

Mr. Smith serves as the Chair of our Corporate Governance and Nominating Committee and is a member of our Strategic Planning and Finance Committee.

PHILLIP D. WRIGHT

Director since 2011

Age 63

Mr. Wright’s career spanned 37 years in the oil, natural gas and petrochemical sectors. Key roles he held include: President and Chief Executive Officer, Williams Energy Services LLC, a production, midstream, refining, transportation & storage, and marketing enterprise, from October 2001 to November 2002; Senior Vice President and Chief Restructuring Officer, The Williams Companies, Inc., an integrated natural gas company, from November 2002 to January 2005; President, Williams Gas Pipeline Company, a gas pipeline subsidiary of The Williams Companies, Inc., from January 2005 to February 2011; and Senior Vice President - Corporate Development of The Williams Companies, Inc. from February 2011 until his retirement on April 1, 2012. Prior to joining Williams, Mr. Wright worked for 13 years for Conoco Inc., where he had roles in operations, engineering and commercial management. Mr. Wright is a former director and chairman of the Interstate Natural Gas Association of America and a former Chairman of the Association of Oil Pipelines of America. He also is the former First Vice Chairman of the Southern Gas Association.

Mr. Wright is a member of our Compensation Committee and our Strategic Planning and Finance Committee.

Vote Required for the Election of Directors

Our By-Laws provide that for director nominees to be elected in an uncontested election, the number of shares voted “FOR” such director must exceed the aggregate number of votes “AGAINST” that director. Our Corporate Governance Guidelines provide that directors standing for re-election annually submit a contingent resignation in writing to the Chairman of the Corporate Governance and Nominating Committee to address majority voting in director elections. This resignation becomes effective only if the director fails to receive a sufficient number of votes for re-election at the 2019 Annual Meeting of Stockholders and our Board accepts the resignation. Our Corporate Governance and Nominating Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. A director whose resignation is being considered under this policy will not participate in the Corporate Governance and Nominating Committee’s consideration of its recommendation, if a member thereof, or in the Board’s decision, on whether to accept or reject the resignation or take such other actions.

Our Board of Directors recommends a vote “For” the election of each of the eight nominees named herein as directors.

CORPORATE GOVERNANCE

Independent Directors

Based on the findings of our Board’s Corporate Governance and Nominating Committee, our Board has determined that the following directors are “independent directors” as defined by the rules applicable to companies listed on The Nasdaq Global Select Market:

Stephen P. Cortinovis	Juanita H. Hinshaw

Stephanie A. Cuskley	M. Richard Smith

Walter J. Galvin	Alfred L. Woods

Rhonda Germany Ballintyn	Phillip D. Wright

The Nasdaq Global Select Market sets forth independence guidelines that are aimed at determining whether a director has a relationship which, in the opinion of our Board of Directors, would interfere with the exercise of independence, such as a current or past employment relationship with us, the receipt by the director or one of his or her family members of compensation in excess of $120,000 from us other than for board or committee service and commercial relationships exceeding specified dollar thresholds. Independence determinations are made on an annual basis at the time the Board of Directors approves director nominees for inclusion in the annual Proxy Statement and, if a director joins the Board of Directors between annual meetings, at such time.

Our Board of Directors reviews various transactions, relationships and arrangements of individual directors in determining whether they are independent. With respect to Ms. Hinshaw, the Board considered Ms. Hinshaw’s prior service as a member on the Board of Directors of The Williams Companies, Inc. in connection with the commercial relationship between our Company and The Williams Companies, Inc. We provide services through our Corrosion Protection platform to The Williams Companies, Inc., an integrated natural gas company. The Board concluded this relationship did not impact the independence of Ms. Hinshaw.

With respect to Ms. Germany Ballintyn, the Board considered Ms. Germany Ballintyn’s prior employment with Honeywell International, Inc. in connection with the commercial relationship between our Company and Honeywell International, Inc. We have provided services through our Corrosion Protection and Energy Services platforms to Honeywell International, Inc., a manufacturing and technology company. The Board concluded this relationship did not impact the independence of Ms. Germany Ballintyn. The Board also considered Ms. Germany Ballintyn’s membership on the Univar, Inc. board of directors in connection with the commercial relationship between our Company and Univar, Inc. We have purchased products from Univar, Inc., a global distributor of industrial and specialty chemicals and products. The Board concluded this relationship did not impact the independence of Ms. Germany Ballintyn.

No other independent directors have had any personal, financial or business relationships with us either currently or during the three-year period ended December 31, 2018.

Our independent directors meet in executive session, without management, as appropriate.

Board Leadership Structure

Our Chair of the Board position is a non-executive position. Our Board separated the positions of Chair of the Board and Chief Executive Officer in July 2003. Alfred L. Woods has served as our Chair since July 2003. Mr. Woods is scheduled to retire from the Board immediately prior to our 2019 Annual Stockholder Meeting, in accordance with our mandatory retirement requirement after reaching the age of 75. The Board will appoint Mr. Woods’ successor in accordance with its policy of keeping separate the positions of Chair of the Board and Chief Executive Officer.

Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chair of the Board to lead our Board in its fundamental role of providing advice to, and independent oversight of, management. Our Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chair, particularly as the Board’s oversight responsibilities continue to grow. Our Board believes that having separate positions, with an independent non-executive director serving as Chair, is the appropriate leadership structure for our Company at this time and demonstrates our commitment to good corporate governance.

Our Boar Chair is responsible for the smooth functioning of our Board, enhancing its effectiveness. Our Chair guides the processes of our Board, setting the agenda for, and presiding at, Board meetings. Our Chair also presides at stockholder meetings and ensures that directors receive appropriate information from our Company to fulfill their responsibilities.

Our Chair is an ex officio member of each standing Board committee, providing guidance and, like all directors, taking an active role in evaluating our executive officers.

Our Chair acts as a regular liaison between our Board and our executive management, consulting regularly with our executives over business matters and providing our executives with immediate consultation and advice on material business decisions that require prompt reflection or policy interpretation.

Pursuant to our Board’s delegation of authority policy, certain approval authorizations have been delegated to our Chair. Any approvals made by the Chair are then reported to our full Board at its next regularly scheduled meeting.

On June 27, 2013, the Board appointed Mr. Cortinovis to serve as Vice Chairman of the Board, a position he has served in since being appointed. As Vice Chairman, Mr. Cortinovis assists the Chair in the performance of his duties.

Role of Board in Risk Oversight

Our Board of Directors has responsibility for the oversight of risk management. Our Board, either as a whole or through its Committees, regularly discusses with management our major risk exposures, their potential impact on our Company and the steps we take to manage them.

While our Board is ultimately responsible for risk oversight at our Company, our Board Committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, our Strategic Planning and Finance Committee reviews and approves risk management programs. Our Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from our internal auditors. Our Corporate Governance and Nominating Committee focuses on the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers, leadership development, corporate governance, enterprise risk management and compliance. Finally, our Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs.

Board Meetings and Committees

Board of Directors. During 2018, our Board of Directors held eight meetings and acted by unanimous written consent two times. No director attended fewer than 75% of the aggregate number of Board meetings and Board Committee meetings on which the director served during 2018. Our Board has four standing Committees, an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and a Strategic Planning and Finance Committee. The Board may also, from time to time, establish such other Committees as it may deem necessary.

Audit Committee. The members of our Board’s Audit Committee are Walter J. Galvin (Chair), Stephanie A. Cuskley and Juanita H. Hinshaw. Mmes. Cuskley and Hinshaw and Mr. Galvin are independent directors as defined by the rules applicable to companies listed on The Nasdaq Global Select Market.

The primary functions of our Audit Committee are to oversee: (a) the integrity of our financial statements; (b) our compliance with legal and regulatory requirements; (c) our independent auditors’ qualifications and independence; and (d) the performance of our internal audit function and independent auditors. The Audit Committee also prepares the Report of the Audit Committee included in our Proxy Statement. The Audit Committee’s activities are intended to involve guidance and oversight and not to diminish the primary responsibility of management for our financial statements and internal controls. The Audit Committee’s primary responsibilities include:

•	the appointment, compensation, retention and termination of our independent auditors and of our internal auditors;

•	oversight of the work of independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us;

•	oversight of our internal auditors’ work;

•	review of the scope and results of our internal controls;

•	approval of the professional services provided by our independent auditors; and

•	review of the independence of our independent auditors.

Audit Committee Financial Expert. Based on the findings of the Audit Committee, our Board has determined that each of Mmes. Cuskley and Hinshaw and Mr. Galvin are “audit committee financial experts,” as defined in the rules promulgated by the Securities and Exchange Commission and as required of Nasdaq-listed companies.

During 2018, the Audit Committee held eight meetings and did not act by unanimous written consent. Our Board has adopted a written charter for the Audit Committee.

Compensation Committee. The members of our Board’s Compensation Committee are Stephanie A. Cuskley (Chair), Juanita H. Hinshaw, Stephen P. Cortinovis and Phillip D. Wright. Mmes. Hinshaw and Cuskley and Messrs. Cortinovis and Wright are independent directors as defined by the rules applicable to companies listed on The Nasdaq Global Select Market.

Among other responsibilities, the Compensation Committee: (a) determines the compensation level of our Chief Executive Officer and other executive officers, as well as certain other highly compensated key employees; (b) reviews management’s Compensation Discussion and Analysis relating to our Company’s executive compensation programs and approves the inclusion of the same in our Proxy Statement and/or Annual Report on Form 10-K; (c) issues a report confirming the Compensation Committee’s review and approval of the Compensation Discussion and Analysis for inclusion in our Proxy Statement and/or Annual Report on Form 10-K; (d) administers, and makes recommendations with respect to, our incentive compensation plans and stock-based plans; and (e) reviews and oversees risks arising from or in connection with our compensation policies and programs for all employees. Our Board has adopted a written charter for the Compensation Committee under which there is no express authorization for the Compensation Committee to delegate its authority with respect to the determination of executive and director compensation, with the caveat that director compensation is recommended by the Compensation Committee to the Board for final approval.

During 2018, the Compensation Committee held six meetings and acted by unanimous written consent on two occasions.

Compensation Committee Interlocks and Insider Participation. There were no compensation committee interlocks or insider participation on the part of the members of our Compensation Committee during 2018. The members of our Compensation Committee are set forth above under “Compensation Committee.”

Corporate Governance and Nominating Committee. The members of our Board’s Corporate Governance and Nominating Committee are M. Richard Smith (Chair), Rhonda Germany Ballintyn and Walter J. Galvin. Messrs. Galvin and Smith, and Ms. Germany Ballintyn, are independent directors as defined by the rules applicable to companies listed on The Nasdaq Global Select Market.

Among other responsibilities, the Corporate Governance and Nominating Committee: (a) advises the Board on corporate governance principles, including developing and recommending to our Board a set of corporate governance guidelines; (b) identifies qualified individuals to recommend as potential Board members to our stockholders; (c) oversees leadership development strategies; (d) oversees risks associated with the organization, membership and structure of our Board, succession planning for our directors and executive officers and corporate governance; and (e) oversees the Company’s enterprise risk management and compliance programs.

When identifying nominees to serve as a director of our Company, our Corporate Governance and Nominating Committee considers candidates with diverse business and professional experience, skills, gender and ethnic background, as appropriate, in light of the current composition and needs of our Board. As part of its evaluation of a candidate’s business and professional experience, the Corporate Governance and Nominating Committee considers a variety of characteristics including, but not limited to: certain core competencies, including knowledge of accounting and finance, sound business judgment, knowledge of management trends, crisis response ability, industry knowledge and strategy and vision; experience in the industries in which we operate; independence; level of commitment; and personal characteristics. The Corporate Governance and Nominating Committee may engage a third party to assist it in identifying potential director nominees. The Corporate Governance and Nominating Committee assesses the effectiveness of this practice annually in connection with the nomination of directors for election at the annual meeting of stockholders.

The composition of our current Board reflects diversity in business and professional experience, skills, gender and ethnic background. When considering whether our current directors have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our Company’s business and structure, our Corporate Governance and Nominating Committee and Board focused primarily on the information discussed in each of the directors’ individual biographies set forth on pages 8 through 12 of this Proxy Statement. In particular:

•	With regard to Mr. Cortinovis, our Board considered his strong background in the global manufacturing and technology sector, as well as his expertise with large multinational corporations.

•	With regard to Ms. Cuskley, our Board considered her strong financial and investment banking background, as well as her leadership and executive management experience.

•	With regard to Mr. Galvin, our Board considered his wealth of senior management, leadership and financial experience with well-respected public companies.

•	With regard to Ms. Germany Ballintyn, our Board considered her extensive strategy and marketing background as well as her senior leadership experience, especially in the manufacturing sector.

•

With regard to Mr. Gordon, our Board considered his extensive senior management experience in the water and wastewater industries as well as his in-depth knowledge of our Company and its operations as President and CEO.

•	With regard to Ms. Hinshaw, our Board considered her global experience in finance and investments, financial planning and risk management.

•	With regard to Mr. Smith, our Board considered his global business experience in the energy industry, including the mining and oil and gas sectors.

•

With regard to Mr. Wright, our Board considered his extensive managerial experience in the energy industry, including numerous executive positions, as well as his in-depth knowledge of the oil and gas sectors.

In addition, our Corporate Governance and Nominating Committee has actively sought directors that allow our Board to benefit from potentially different perspectives arising from gender and ethnic diversity on the Board.

Stockholders also may make nominations for directors. Stockholders wishing to propose nominees for consideration at our 2020 Annual Meeting of Stockholders must comply with the provisions of our By-Laws dealing with nominations. For a discussion of the nominating procedures, see “Stockholder Proposals” on page 72 in this Proxy Statement. All director candidates, including those recommended by stockholders, are evaluated on the same basis.

The Corporate Governance and Nominating Committee held four meetings in 2018 and did not act by unanimous written consent. Our Board has adopted a written charter for the Corporate Governance and Nominating Committee.

Strategic Planning and Finance Committee. The members of our Board’s Strategic Planning and Finance Committee are Stephen P. Cortinovis (Chair), Rhonda Germany Ballintyn, Charles R. Gordon, M. Richard Smith and Phillip D. Wright. Messrs. Cortinovis, Smith and Wright, and Ms. Germany Ballintyn, are independent directors as defined by the rules applicable to companies listed on The Nasdaq Global Select Market.

The role of this Committee is to oversee the development of the ongoing strategic planning process and initiatives and financial affairs of our Company, including: (a) assisting management with strategic and annual business plans; (b) reviewing and discussing with management large projects, bids and other contractual arrangements; and (c) reviewing and making recommendations regarding financial matters, mergers and acquisitions, risk management, capital structure and investor relations.

The Strategic Planning and Finance Committee held eight meetings in 2018 and did not act by unanimous written consent. Our Board has adopted a written charter for the Strategic Planning and Finance Committee.

Corporate Governance Documents

Corporate Governance Guidelines. Based on the recommendation of the Corporate Governance and Nominating Committee, our Board has adopted a set of corporate governance guidelines. These corporate governance guidelines, which are subject to annual review by the Corporate Governance and Nominating Committee, provide a framework within which our Board and executive officers fulfill their respective responsibilities and reflect our Board’s commitment to monitor the effectiveness of decision-making, both at the Board and senior executive management level.

Board Committee Charters. As described above, our Board has adopted a charter for each of its standing Committees: Audit, Compensation, Corporate Governance and Nominating, and Strategic Planning and Finance.

Code of Ethics for our CEO, CFO and Senior Financial Employees. Our Audit Committee has adopted a written code of ethics that applies to our Chief Executive Officer, our Chief Financial Officer and senior financial employees. The purposes of the code of ethics, among other things, are to deter wrongdoing, to promote ethical conduct and to ensure that information that we provide in our public reports, including those filed with the Securities and Exchange Commission, is full, fair, accurate, timely and understandable.

Code of Conduct. Based on the recommendation of the Corporate Governance and Nominating Committee, our Board has adopted a code of conduct that applies to all of our employees, including our officers, and our directors.

Availability of Corporate Governance Documents. Each of our corporate governance guidelines, our By-Laws, Board committee charters, code of ethics and code of conduct are available, free of charge, on our website, www.aegion.com, under “Investors” and then “Corporate Governance.” We also will provide these documents, free of charge, to any stockholder who requests them by writing to the following address:

Investor Relations

c/o Aegion Corporation

17988 Edison Avenue

Chesterfield, Missouri 63005

If we amend our code of ethics or grant a waiver of our code of ethics or code of conduct to any of our officers or directors, we will disclose the amendment or waiver on our website or as required by law or regulation.

Report of the Audit Committee

Our Board’s Audit Committee operates under a written charter, which was adopted by our Board of Directors. A copy of this charter is available, free of charge, on our website, www.aegion.com. Our Audit Committee consists of three independent directors: Walter J. Galvin (Chair), Stephanie A. Cuskley and Juanita H. Hinshaw.

Our Audit Committee reviews the Company’s financial reporting process on behalf of our Board of Directors. In fulfilling its responsibilities, our Audit Committee has reviewed and discussed the audited financial statements to be included in our 2018 Annual Report on Form 10-K with management and PricewaterhouseCoopers LLP, our Company’s independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, as well as maintaining effective internal control over financial reporting and assessing such effectiveness. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on whether the Company maintained effective internal control over financial reporting.

Our Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, which is codified as PCAOB Auditing Standard No. 1301. In addition, our Audit Committee has discussed with PricewaterhouseCoopers LLP the accounting firm’s independence with respect to our Company and its management, including the matters in the written disclosures and the letter required by the applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with our Audit Committee concerning independence, received from PricewaterhouseCoopers LLP. Based upon the above reviews and discussions, our Audit Committee recommended to our Board that our audited consolidated financial statements for 2018 be included in our 2018 Annual Report on Form 10-K.

Our Board and our Audit Committee believe that our Audit Committee’s current member composition satisfies the rules that govern audit committee composition, including the requirement that all audit committee members are “independent” directors, as that term is defined in the listing standards of The Nasdaq Stock Market LLC.

Based on the findings of our Audit Committee, our Board has determined that our Audit Committee has three “audit committee financial experts,” as defined in the rules promulgated by the Securities and Exchange Commission. They are Walter J. Galvin, Stephanie A. Cuskley and Juanita H. Hinshaw.

Walter J. Galvin, Chair        Stephanie A. Cuskley

Juanita H. Hinshaw

Notwithstanding anything set forth in any of our previous filings under the Securities Act of 1933, as amended,

or the Securities Exchange Act of 1934, as amended, that might incorporate future filings,

including this Proxy Statement, in whole or in part, the preceding report shall not be deemed incorporated by reference in any such filings.

Director Compensation

The following table sets forth information concerning compensation earned by our non-employee directors in fiscal year 2018:

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Stephen P. Cortinovis	2018	$102,000	$102,000	–	–	–	–	$204,000
Stephanie A. Cuskley	2018	102,000	102,000	–	–	–	–	204,000
Walter J. Galvin (2)	2018	–	198,000	–	–	–	–	198,000
Rhonda Germany Ballintyn	2018	91,000	102,000	–	–	–	–	193,000
Juanita H. Hinshaw	2018	97,000	102,000	–	–	–	–	199,000
M. Richard Smith	2018	97,000	102,000	–	–	–	–	199,000
Alfred L. Woods (3)	2018	143,000	176,400	–	–	–	–	319,400
Phillip D. Wright (4)	2018	–	199,000	–	–	–	–	199,000

_________________________

(1)

Represents the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation–Stock Compensation,” with respect to deferred stock units awarded on: (a) January 1, 2018, in the amount of 945 to Mr. Galvin; (b) January 1, 2018, in the amount of 955 to Mr. Wright; (c) April 1, 2018, in the amount of 1,077 to Mr. Galvin; (d) April 1, 2018 in the amount of 1,088 to Mr. Wright; (e) April 25, 2018, in the following amounts: 4,329 to each of Messrs. Cortinovis, Galvin, Smith and Wright and Mmes. Cuskley, Germany Ballintyn and Hinshaw; and 7,487 to Mr. Woods; (f) July 1, 2018, in the amount of 932 to Mr. Galvin; (g) July 1, 2018, in the amount of 942 to Mr. Wright; (h) October 1, 2018, in the amount of 971 to Mr. Galvin; and (i) October 1, 2018, in the amount of 981 to Mr. Wright. See footnotes (2) and (4) below for additional information regarding the awards of deferred stock units to Messrs. Galvin and Wright, respectively. Please refer to Note 10, “Equity-Based Compensation,” in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed on March 1, 2019, for a discussion regarding the valuation of our stock awards. The aggregate number of deferred stock unit awards outstanding at December 31, 2018 was as follows: Mr. Cortinovis, 35,968; Ms. Cuskley, 55,049; Mr. Galvin, 41,490; Ms. Germany Ballintyn, 9,907; Ms. Hinshaw, 35,742; Mr. Smith, 17,012; Mr. Woods, 63,134; and Mr. Wright, 28,092.

(2)

As described in more detail below, our directors are permitted to receive deferred stock units in lieu of cash fees. Pursuant to this option, Mr. Galvin elected to receive deferred stock units in lieu of all cash fees payable to Mr. Galvin in 2018. As a result, Mr. Galvin received 945 deferred stock units on January 1, 2018; 1,077 deferred stock units on April 1, 2018; 932 deferred stock units on July 1, 2018 and 971 deferred stock units on October 1, 2018, each in lieu of the cash fee that would have otherwise been payable to Mr. Galvin for board and committee service during each of the first, second, third and fourth quarters of 2018, respectively.

(3)

As required by Aegion Corporation’s Corporate Governance Guidelines, Mr. Woods is scheduled to retire from the Board of Directors, effective April 24, 2019, as a result of reaching the age of 75 on February 23, 2019. Mr. Woods served as Chairman of our Board of Directors since 2003. Pursuant to our Aegion Corporation Corporate Governance Guidelines, no director shall stand for election after reaching age 75.

(4)

As described in more detail below, our directors are permitted to receive deferred stock units in lieu of cash fees. Pursuant to this option, Mr. Wright elected to receive deferred stock units in lieu of all cash fees payable to Mr. Wright in 2018. As a result, Mr. Wright received 955 deferred stock units on January 1, 2018; 1,088 deferred stock units on April 1, 2018; 942 deferred stock units on July 1, 2018 and 981 deferred stock units on October 1, 2018, each in lieu of the cash fee that would have otherwise been payable to Mr. Wright for board and committee service during each of the first, second, third and fourth quarters of 2018, respectively.

Additional Information about Director Compensation

The Corporate Governance and Nominating Committee is responsible for reviewing and recommending to the Board of Directors the general guidelines for determining the form of director compensation. Based on these guidelines, the Compensation Committee then reviews and recommends to the Board of Directors any changes in the amount of director compensation that will enhance the Company’s ability to attract and retain qualified directors.

During 2018, the Board did not increase the annual cash fees paid to non-employee directors. Each non-employee director, other than Mr. Woods, was compensated at a rate of $67,000 per year, plus reimbursed for related business travel expenses. Mr. Woods, our Chairman, was compensated at a rate of $143,000 per year, plus reimbursed for related business travel expenses. Directors were not paid meeting fees in 2018.

Non-employee directors, other than Mr. Woods, received the following additional annual compensation for serving on Board committees:

Board Committee	Chair Compensation	Member Compensation
Audit Committee	$20,000	$15,000
Compensation Committee	20,000	15,000
Corporate Governance and Nominating Committee	15,000	9,000
Strategic Planning and Finance Committee	20,000	15,000

The foregoing annual compensation for serving on Board committees, which was not increased in 2018, has not increased since 2011.

Non-employee directors are eligible to receive grants of stock options and/or awards of deferred stock units under our Non-Employee Director Equity Plan from time to time. Since 2013, our non-employee directors, other than our Chairman, have received an annual equity grant of $102,000, and our Chairman has received an annual equity grant of $176,400, in each case payable in deferred stock units. Each award is based on the closing price of our common stock on the Nasdaq Global Select Market on the date of the award. For 2018, the annual equity grant resulted in an award on April 25, 2018 of 4,329 deferred stock units to each of Messrs. Cortinovis, Galvin, Smith and Wright and Mmes. Cuskley, Germany Ballintyn and Hinshaw and 7,487 deferred stock units to Mr. Woods. Beginning in 2019, annual equity grants made pursuant our Non-Employee Director Equity Plan (as amended and restated) will be subject to a one-year minimum vesting requirement.

In order to facilitate compliance with our stock ownership requirements as well as further align the interests of our directors with those of our stockholders, we permit our non-employee directors to elect to receive deferred stock units in lieu of the cash fees payable for board and committee service. In 2018, Messrs. Galvin and Wright elected to receive all cash fees for board and committee service in the form of deferred stock units. As a result, Mr. Galvin received 3,925 deferred stock units in lieu of the $96,000 cash fee that would have otherwise been payable to Mr. Galvin for board and committee service during 2018. Mr. Wright received 3,966 deferred stock units in lieu of the $97,000 cash fee that would have otherwise been payable to Mr. Wright for board and committee service during 2018.

Each deferred stock unit represents our obligation to transfer one share of our common stock to the director in the future. Following termination of the director’s service on our Board or on any other distribution date after a mandatory deferral period as the director may elect, shares of our common stock equal to the number of deferred stock units reflected in the director’s account will be distributed to the director. Currently, pursuant to the Non-Employee Director Equity Plan, directors are required to defer the distribution of annual awards of deferred stock units for at least three years and the distribution of deferred stock units awarded in lieu of the payment of cash fees for at least one year, in each case unless there is a termination of a director’s service on our Board and such director has elected to have deferred stock units distributed on termination.

In December 2017, we amended our Voluntary Deferred Compensation Plan, effective January 1, 2018, to open the plan to our non-employee directors. Our non-employee directors may elect to defer between 1% and 100% of their cash compensation pursuant to the terms of the Voluntary Deferred Compensation Plan. Non-employee directors are not eligible for matching contributions or discretionary contributions under the Voluntary Deferred Compensation Plan.

There were no agreements or arrangements between any of our directors and any person or entity other than the Company relating to compensation or other payment in connection with any director’s candidacy or service.

Stock Ownership Policy with Respect to Non-Employee Directors

We have a policy with respect to required levels of stock ownership for our non-employee directors. Under the policy, each current non-employee director is required to beneficially own (and retain thereafter) the greater of: (a) 10,000 shares of our common stock; and (b) the number of shares of our common stock having a value equal to five times the amount of the non-employee director’s annual cash retainer, excluding any cash retainer paid for service on a Committee of the Board (where the number of shares is determined by dividing such value by the average closing price of our common stock for the ten trading days prior to December 31); provided, however, that for the Chairman, the amount of the annual cash retainer shall be the amount paid to our other non-employee directors. This ensures that the stock ownership requirement for our directors is proportional to the price of our common stock as well as our directors’ compensation for service on our Board. The required ownership amount is recalculated annually as of January 1, based on the director’s annual cash retainer as of December 31 of the immediately preceding year.

Each non-employee director is required to beneficially own (and retain thereafter) the requisite number of shares of our common stock no later than the third anniversary of his or her election or appointment. In the event there is a significant decline in the price of our common stock that causes a director’s holdings to fall below the applicable threshold, such director is not required to purchase additional shares to meet the threshold but our policy provides that such director shall not sell or transfer any shares until the threshold has again been achieved.

As of January 1, 2019, the required ownership of each of our non-employee directors was as follows:

Non-Employee Director	Date Subject to Policy	Retainer Multiplied by 5		10-Day Average Closing Price	Required Share Ownership as of January 1, 2019	Actual Share Ownership as of January 1, 2019
Stephen P. Cortinovis	July 25, 2006	$335,000		$16.13	20,769	86,300
Stephanie A. Cuskley	July 25, 2006	335,000		16.13	20,769	59,208
Walter J. Galvin	October 10, 2014	335,000		16.13	20,769	54,928
Rhonda Germany Ballintyn (1)	January 4, 2017	335,000		16.13	n/a	15,707
Juanita H. Hinshaw	July 25, 2006	335,000		16.13	20,769	66,974
M. Richard Smith	December 15, 2009	335,000		16.13	20,769	52,644
Alfred L. Woods (3)	July 25, 2006	335,000	(2)	16.13	20,769	137,330
Phillip D. Wright	November 10, 2011	335,000		16.13	20,769	57,651

_________________________

(1)	Ms. Germany Ballintyn was appointed to our Board on January 4, 2017. Ms. Germany Ballintyn will have three years from that date to become in compliance with the stock ownership policy.

(2)	For purposes of determining the required ownership of our Chair, the annual cash retainer used is the amount paid to our other non-employee directors.

(3)	Mr. Woods is scheduled to retire from the Board of Directors, effective April 24, 2019.

As of January 1, 2019, each non-employee director was in compliance with the stock ownership requirements of this policy. Ms. Germany Ballintyn, who joined the Board on January 4, 2017, is still in the three-year window to achieve compliance. Ms. Germany Ballintyn will be required to be in compliance by January 4, 2020.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides information about our 2018 compensation program for the following executive officers (collectively, our “Named Executive Officers”):

Named Executive Officer	Position
Charles R. Gordon	President and Chief Executive Officer
David F. Morris	Executive Vice President and Chief Financial Officer
Stephen P. Callahan	Senior Vice President – Human Resources
Mark A. Menghini	Senior Vice President, General Counsel and Secretary
Kenneth L. Young	Senior Vice President, Controller & Treasurer

This discussion also contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs.

Overview

We emphasize a total compensation approach in establishing individual executive compensation levels, with each element of compensation serving a specific purpose. In this context, the foundation of all decisions regarding our executive compensation program is a pay for performance philosophy. Our pay for performance philosophy requires the achievement of financial goals designed to drive profitable growth coupled with service requirements to encourage retention of executive talent. We believe that the continuation of this philosophy will in turn drive stockholder value over time.

We also believe that our executive compensation decisions should be consistent with, and designed to facilitate, good corporate governance practices. Accordingly, we:

✓	utilize independent compensation consultants that do not perform any other work for the Company or our management team;

✓	devote significant time to succession planning efforts;

✓	adopt and maintain compensation programs that do not encourage imprudent risk;

✓	do not enter into employment agreements with our executive officers;

✓	include double-trigger change in control provisions for accelerated vesting of our long-term incentive awards;

✓	target all components of compensation at the 50th percentile of our peer group companies;

✓

maintain appropriate stock ownership guidelines, which prohibit the sale of shares (other than shares used to pay applicable taxes and/or the exercise price for stock options) until compliance is achieved;

✓	consider benchmarking and market data in making compensation decisions;

✓

do not permit or include problematic pay practices such as the repricing of “underwater” stock options without stockholder approval, excessive perquisites or tax gross-up payments (including in the event of a change in control);

✓	maintain anti-hedging, anti-pledging and incentive compensation clawback policies;

✓	maintain a robust stockholder outreach program;

✓	elect directors annually by a majority vote standard (except in contested elections);

✓	separate the roles of Chairman of the Board and Chief Executive Officer;

✓	ensure that all of our directors are independent other than our Chief Executive Officer; and

✓	mitigate the potential dilutive effect of equity awards through share repurchase programs.

Say on Pay Results and Stockholder Outreach

We conduct a stockholder outreach program through which we interact with stockholders on a number of matters throughout the year, including executive compensation. The compensation disclosed in our 2018 Proxy Statement was approved by our stockholders at the 2018 Annual Meeting of Stockholders by a 98.64% vote, which reflects, in the view of our Compensation Committee of our Board of Directors (the “Committee”), the efficacy of that outreach. The Committee considered this favorable outcome and believes it conveyed our stockholders’ support of the Committee’s decisions and the existing executive compensation programs. Consistent with this support, the Committee decided to retain the design and structure of our executive compensation programs in the remainder of 2018 and in 2019, with minor modifications. The Committee believes that the existing compensation programs continue to attract, retain and appropriately incent senior management.

As part of our long-standing stockholder outreach program, in 2018, we: (i) attended and presented at five investor conferences in three key markets that included approximately thirty individual and group meetings with current and prospective stockholders; (ii) conducted nearly fifteen stockholder meetings in five different cities; (iii) met with stockholders owning nearly 30% of our outstanding shares; and (iv) hosted periodic calls and had other correspondence with stockholders, including with respect to corporate governance and executive compensation matters.

The Committee carefully considers the feedback received as a result of our stockholder outreach program and also routinely reviews executive compensation practices.

Compensation Mix

In 2018, our executive compensation program consisted primarily of three elements: (i) short-term cash compensation in the form of a base salary; (ii) performance-based, short-term cash compensation in the form of annual cash incentives; and (iii) long-term equity incentive compensation in the form of performance-based stock units and time-based restricted stock units. The objective and alignment with stockholder value creation for each of these elements are set forth in the table below.

Component	Key Features	Objectives
Total Direct Compensation
Base Salary	• Provides a base wage that is competitive to attract and retain highly qualified leaders • Reflects individual performance, experience and scope of responsibility	• Only pay element that is independent of Company financial performance and service requirements
Annual Cash Incentive	• Provides additional cash compensation opportunity for executives • Motivates executives to achieve annual business goals	• At risk based on Company performance • Focused on Company income growth
Long-Term Incentives
Performance Units	• Provides opportunity for stock acquisition • Motivates executives to make decisions that focus on long-term stockholder value • Promotes retention of highly qualified leaders	• Equity-based • At risk based on Company TSR and ROIC goal achievement • Payout based on sustained growth
Restricted Stock Units	• Same key features as “Performance Units”	• Equity-based • Service requirements aid long-term retention

Pay for Performance Analysis

We target a mix of the compensation elements set forth in the table above in order to create a strong correlation between corporate performance and each executive’s actual total compensation, aligning the interests of our executives with the interests of our Company and its stockholders. Specifically, a significant portion of each executive’s total compensation is dependent upon our Company’s achievement of measurable annual and multi-year financial performance goals, rewarding our executives on both an annual and long-term basis if the Company attains specified targets. In addition, long-term compensation of our executives, if earned, is paid in Company stock, further aligning our executives’ incentives with increasing the value of our stock. As a result, we give substantial weight in total target compensation to long-term compensation.

The following graph illustrates the allocation in 2018 of our total target direct compensation opportunity for our Chief Executive Officer, Mr. Gordon, and the weighted average of our other Named Executive Officers between short- and long-term elements and cash- and equity-based elements.

_________________________

(1)

Long-Term Equity-Based Compensation consists of performance units (at target) and time-based restricted stock units. This chart does not include the special Restricted Stock Unit awards that were given to Messrs. Morris and Menghini in conjunction with their appointments as Chief Financial Officer and General Counsel, respectively.

(2)	Performance-Based Compensation consists of target annual cash incentives and performance units (at target).

We believe the mix of compensation above appropriately provides rewards only upon strong financial and operational performance, especially over the long-term. Specifically, in 2018:

•	50% of total target compensation of our CEO was performance-based and 59.4% was long-term and equity-based;

•	40.8% of total target compensation of our Named Executive Officers other than the CEO was performance-based and 36.8% was long-term and equity-based;

•

a substantial portion of target pay is delivered through long-term equity awards, 50% of which is based on the achievement of objective performance goals and 100% of which is based on a multi-year vesting schedule and continued service requirements; and

•	20.3% of total target compensation of our CEO was base salary; and 40.8% of our Named Executive Officers’ total target compensation was base salary.

The Committee, based on recommendations from our CEO with respect to executive officers other than the CEO, made the following compensation decisions in 2018, which backed up our commitment to a pay for performance philosophy:

•

In February 2018, there were modest base salary increases awarded to our Named Executive Officers for 2018 (between 2.5% and 9.3%)[1] based on individual performance and an annual analysis of executive compensation market data;

•

Equity award values awarded to our Named Executive Officers were held flat for Messrs. Morris[2] and Young and increased for Messrs. Gordon (14.3%), Callahan (8.7%) and Menghini (2.9%)[3] based on individual performance and an annual analysis of executive compensation market data;

•

Based on 2018’s actual EBT (calculated in accordance with the 2018 Annual Incentive Plan) being below the threshold EBT amount in the 2018 Annual Incentive Plan, no cash incentive payments under our 2018 Annual Incentive Plan were made to our Named Executive Officers. However, in recognition of the additional efforts expended in 2018 by several of our Named Executive Officers in managing significant global restructuring efforts while transitioning into new roles with increased responsibilities with the Company, our Compensation Committee approved Mr. Gordon’s exercise of his discretion to award Messrs. Morris, Callahan, Menghini and Young with cash incentive payments calculated at 33% of their target amounts under the 2018 Annual Incentive Plan. This calculated amount is consistent with the actual payout percentage made to non-executive officer employees under the 2018 Annual Incentive Plan.;

•

For our Named Executive Officers, the performance units from the 2016-2018 performance awards vested at 73.25% of target value as a result of (1) the return on invested capital (“ROIC”) metric (25%) not being achieved (actual ROIC performance for the three-year period was 7.28% compared to the ROIC threshold goal of 8.0% for the 2016-2018 performance period, which resulted in none of the performance units tied to the ROIC goal being earned); and (2) the total stockholder return (“TSR”) metric (75%) slightly missed target over the three year cumulative period (for the three-year performance period (January 1, 2016 – December 31, 2018). Our TSR was negative 14.1038% compared to negative 14.0995% for our TSR peer group at the 50th percentile, which resulted in the performance units tied to the TSR metric paying out at 97.67% of target.

1 Mr. Morris received an additional off-cycle base salary increase of 6.8% in conjunction with his appointment as Chief Financial Officer on April 17, 2018.  Mr. Menghini received an additional off-cycle base salary increase of 18.2% in conjunction with his appointment as General Counsel and Secretary on May 10, 2018.  Effective May 4, 2018, Mr. Young began receiving an additional $10,000 per month stipend for serving as Interim Controller.  After being appointed Corporate Controller & Treasurer on December 12, 2018, Mr. Young continues to receive this additional monthly stipend.

2 Mr. Morris received an off-cycle, five-year cliff vesting restricted stock unit award on April 23, 2018 in the amount of $500,000 in conjunction with his appointment as Chief Financial Officer.

3 Mr. Menghini received an additional off-cycle, three-year cliff vesting restricted stock unit award in the amount of $120,000 in conjunction with his appointment as General Counsel and Secretary on May 10, 2018.

Understanding the Pay of Our Chief Executive Officer and Other Named Executive Officers

This section provides additional detail on the rationale for the pay of our Chief Executive Officer as well as the pay of our other Named Executive Officers.

2018 Total Reported Compensation v. Realizable Pay

The 2018 realizable pay of our Named Executive Officers is set forth in the table below as compared to the total reported compensation of these executives as set forth in the Summary Compensation Table on page 46 (the “SCT”). We define realizable pay for these purposes as the sum of the following: (1) base salary and cash incentives earned for 2018; (2) the fair market value of the shares of our common stock payable in respect of non-forfeited performance units outstanding as of the end of 2018 (but excluding the value of shares underlying any unvested performance units that may be earned based on Company performance in a later year or the value of shares paid during 2018 in respect of performance units that were earned and vested based upon performance during a prior year); and (3) the fair market value of any restricted stock unit awards granted during 2018. For purposes of the table, the value of shares subject to awards was based on the year-end 2018 closing price of our common stock (i.e., $16.32). Although the Committee did not rely on the information in the below table to make compensation decisions for 2018, the information in the table is made available to the Committee as part of the compensation process.

		2018 Realizable Pay
Name	2018 Total Reported Compensation	Salary (1)	Annual Cash Incentive	Performance Units (2)	Service-Based Restricted Stock Units (3)	Other Compensation (4)	Total Realizable Pay	Realizable Pay as a % of Total Reported Compensation
Charles R. Gordon	$2,726,774	$682,053	$0	$458,772	$676,056	$23,571	$1,840,452	67.5%
David F. Morris	1,705,473	429,258	102,656	170,397	559,743	16,685	1,278,739	75.0
Stephen P. Callahan	606,260	288,750	49,162	65,541	84,505	15,704	503,662	83.1
Mark A. Menghini	673,290	304,576	54,161	52,436	139,585	12,649	563,407	83.7
Kenneth L. Young	472,225	326,589	33,207	29,490	33,799	11,371	434,456	92.0

_______________________

(1)	Mr. Gordon’s salary includes a small amount paid to him in February 2019 as a “true up” for a clerical error that resulted in him not receiving his full salary in 2018.

(2)

The performance units from the 2016-2018 awards vested at 73.25% of target value as a result of the ROIC metric (25%) not being achieved and the TSR metric (75%) slightly missing target over the three-year cumulative period. The dollar values represent the fair market value as of December 31, 2018 ($16.32) of the vested performance stock units from the 2016-2018 grant.

(3)

Represents the fair market value as of December 31, 2018 of the restricted stock units granted in 2018. Such units are subject to a cliff vesting requirement ending on February 19, 2021. Mr. Morris’ amount also includes the fair value as of December 31, 2018 of additional restricted stock units granted to him on April 23, 2018, in conjunction with being named Chief Financial Officer. Such units are subject to a cliff vesting requirement ending on April 23, 2023. Mr. Menghini’s amount also includes the fair value as of December 31, 2018 of additional restricted stock units granted to him on May 10, 2018, when Mr. Menghini was named General Counsel and Secretary. Such units are subject to a cliff vesting requirement ending on May 10, 2021.

(4)	Computed consistent with the “All Other Compensation” column of the Summary Compensation Table.

As demonstrated by the above table, the actual compensation realizable in 2018 by our Named Executive Officers was 67.5% to 92.0% of the compensation set forth on the SCT. The Committee believes this is an appropriate result in light of the Company’s financial performance in 2018 (and, with respect to the performance units with a performance period from 2016-2018, the Company’s financial performance for that period) and demonstrates that our compensation program is working as designed to achieve pay for performance.

Key 2018 Compensation Actions

As is our ongoing practice, in 2018, we analyzed our executive compensation program in order to strengthen the correlation between pay and performance. As part of this analysis, we also considered the views of our stockholders as detailed above. In response, we took the following key actions regarding 2018 executive compensation:

•

Base Salary: Due to an annual executive compensation analysis and individual performance considerations, there were modest base salary increases awarded to our Named Executive Officers in early 2018 (between 2.5% and 9.3%).

•

Annual Incentive Plan: Based on 2018’s actual EBT (calculated in accordance with the 2018 Annual Incentive Plan) being below the threshold EBT amount in the 2018 Annual Incentive Plan, no cash incentive payments under our 2018 Annual Incentive Plan were made to our Named Executive Officers. However, in recognition of the additional efforts expended in 2018 by several of our Named Executive Officers in managing significant global restructuring efforts while transitioning into new roles with increased responsibilities with the Company, our Compensation Committee approved Mr. Gordon’s exercise of his discretion to award Messrs. Morris, Callahan, Menghini and Young with cash incentive payments calculated at 33% of their target amounts under the 2018 Annual Incentive Plan. This calculated amount is consistent with the actual payout percentage made to non-executive officer employees under the 2018 Annual Incentive Plan.

•

Long-Term Equity Incentive Program: Equity award values awarded to our Named Executive Officers were held flat for Messrs. Morris[4] and Young and increased for Messrs. Gordon (14.3%), Callahan (8.7%) and Menghini (2.9%)[5] based on individual performance and an annual analysis of executive compensation market data;

•

We continued the use of total stockholder return (“TSR”) as a key component of our long-term performance units. The TSR metric stayed at 75%. We believe that relative TSR is a very effective metric to align the interests of our executives with the interests of our stockholders and, therefore, believe this metric should account for a substantial portion of our long-term performance-based compensation. We continued the use of the return on invested capital (“ROIC”) metric as a 25% component of our long-term performance units.

The Committee engaged an independent advisor to work on its behalf to review the overall competitiveness of our executive compensation program and to review our pay practices in light of our pay for performance philosophy. We analyzed our compensation programs and believe that our programs and policies are designed so as to discourage our employees from taking unnecessary or excessive risks that could harm the long-term value of the Company.

4 Mr. Morris received an off-cycle, five-year cliff vesting restricted stock unit award in the amount of $500,000 in conjunction with his appointment as Chief Financial Officer on April 23, 2018.

5 Mr. Menghini received an additional off-cycle, three-year cliff vesting restricted stock unit award in the amount of $120,000 in conjunction with his appointment as General Counsel and Secretary on May 10, 2018.

Key 2019 Compensation Actions

We believe that the structure and form of our compensation program in 2018 struck the appropriate balance between attraction and retention, on the one hand, and pay for performance, on the other hand. We further believe that our compensation program in 2018 appropriately aligned the interests of our Named Executive Officers with those of our stockholders and rewarded the most relevant financial metrics (without over-rewarding any particular metric). As such, we have kept the structure and form of our compensation program for our Named Executive Officers intact and relatively unaltered for 2019, with the exception of certain changes we have made to our 2019 Annual Incentive Plan. Namely, our 2019 Annual Incentive Plan was primarily amended as follows: (a) 25% of the target incentive payment is now tied to the achievement of personal objectives, with the remaining 75% of the target incentive payment continuing to be tied to the Company’s achievement of an EBT target; and (b) the threshold entry point for the achievement of the payment tied to Company EBT has been lowered from 85% to 75% of EBT target.

As a result of an annual executive compensation market analysis of our executive compensation relative to our peer group, as well as a recognition of individual performance and the increased responsibilities associated with the new roles of several of our Named Executive Officers, there were base salary increases awarded to our Named Executive Officers in early 2019: Messrs. Gordon and Young received 3.0% increases, and Messrs. Morris, Callahan and Menghini received 5.0%, 5.9% and 5.1% increases, respectively. The 2019 annual equity award values were increased for Messrs. Gordon and Callahan by 12.5% and 10%, respectively, and held flat for Messrs. Morris, Menghini and Young.

How We Make Executive Compensation Decisions - Philosophy and Process

Compensation Philosophy

The Committee is responsible for establishing our compensation philosophy and for establishing individual executive compensation. In doing so, the Committee has developed a compensation philosophy that strives to ensure that:

•

our executive compensation aligns the interests of our executives with those of our stockholders by rewarding the achievement of specific annual, long-term and strategic goals, with the ultimate objective of increasing stockholder value;

•

our executive compensation attracts, retains and incentivizes top talent by providing a competitive and equitable compensation package relative to the compensation paid to similarly-situated executives of our peer group;

•	our executive compensation includes performance and/or service requirements for vesting or retention of equity awards;

•	our executive compensation is based on the executive’s combined and individual commitment, experience, level of responsibility and contribution to our business goals; and

•	our executive compensation policies enhance our business interests by encouraging innovation on the part of our executives and other key employees balanced by appropriate levels of risk taking.

The Committee also considers:

•	the tax and accounting effects of compensation when determining the elements, structure and amounts of our executives’ total compensation packages; and

•

whether our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on our Company. The Committee has determined that the Company’s current compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Process

Independent Compensation Consultants. In determining the total compensation of our executive officers and other high-level employees, the Committee is assisted by independent compensation consultants. In 2018, the Committee engaged the services of Exequity, which performed services at the request of the Committee and did not perform any other services that were not related to executive compensation for the Company through requests from management. Exequity provided the Committee with advice and recommendations with respect to our Company’s executive compensation program including a review of the overall competitiveness of the program and its consistency with our pay for performance philosophy.

Role of Chief Executive Officer. The Committee also seeks the input of Mr. Gordon in determining the total compensation of our executive officers (other than with respect to Mr. Gordon’s compensation) and other high-level employees. Mr. Gordon’s input includes his review of the performance of each executive officer, including our Named Executive Officers, and his recommendations to the Committee regarding the specific compensation levels of those executives. Mr. Gordon tracks each executive’s performance throughout the year, detailing accomplishments and areas of strength and improvement. Then, Mr. Gordon bases his evaluation and recommendation on his knowledge of each executive’s performance. Mr. Gordon and executive management then typically work together to develop performance target recommendations for presentation to, and consideration by, the Committee in connection with incentive compensation determinations for the coming year. In addition, executive management also recommends the management annual incentive compensation plan to the Committee for review and consideration by the Committee.

Benchmarking Target Executive Compensation. As noted above, in making decisions regarding the target total compensation of our executives, the Committee continuously reviews information provided by outside compensation consultants and considers, among other factors discussed herein, the relative compensation of similarly-situated employees of our peer group of companies. In selecting a peer group, the Committee reviews companies that the Committee believes, based on certain data and recommendations of Aon Hewitt and Exequity, compete most with our Company for executive talent. The Committee periodically reviews and updates our peer group.

The peer group of companies used for purposes of 2018 compensation, as set forth immediately below, was the same group that is included in our 2018 Annual Report on Form 10-K.

● Actuant Corporation ● Barnes Group Inc. ● CIRCOR International, Inc. ● Dril-Quip, Inc. ● Forum Energy Technologies, Inc. ● Granite Construction Incorporated	● Helix Energy Solutions Group, Inc. ● Kennametal Inc. ● Mas Tec, Inc. ● Matrix Service Company ● McDermott International Inc. ● Mistras Group, Inc.	● Newpark Resources, Inc. ● Oil States International Inc. ● Team, Inc. ● Tetra Tech, Inc. ● Valmont Industries, Inc. ● Willbros Group, Inc.

The Committee also considers pay data of similarly situated executives from publicly filed proxy statements and compensation surveys. The data the Committee reviewed may include base salary, annual cash incentive payments and long-term incentive components of pay or selected market survey data where peer group data for a like-position is not available. In considering total compensation for 2018, the Committee specifically considered pay data from Aon Hewitt’s Executive Compensation Benchmark Analysis, which included data from our peer group (as set forth above) as well as a broader group of 24 companies 6. For compensation paid to our executives, in 2018, the Committee targeted annual cash compensation opportunity (base salaries and incentive compensation) and targeted total long-term incentive compensation opportunity at the 50% range of the peer group for similarly-situated executives. The Committee believes that total compensation opportunity should be targeted at the median levels and that base salaries establish the minimum compensation upon which an executive can rely. Actual annual cash and long-term incentive compensation, and therefore, total compensation, can meet, fall short of or exceed the target based on the level of achievement of applicable corporate and individual performance requirements. The target compensation levels are only one factor in the Committee’s determination of executive compensation levels. Actual compensation levels for executives may be more or less than the targeted levels based upon other factors that the Committee may consider in its discretion as discussed herein.

How We Made Compensation Decisions in 2018

The following recap of 2018 financial performance provides important context to the pay decisions made in 2018 and 2019, and to the incentive pay results for 2018.

2018 Financial Performance

Our financial performance in 2018 was significantly impacted by unusually severe weather in North America in Q1 2018 (which impacted our construction activities across the Company), an extraordinarily difficult labor market and several large project challenges related to our CIPP operations. Specifically, in 2018:

•	our total stockholder return was negative 35.82%;

•	we had revenue of $1.334 billion;

•	our Non-GAAP EPS was $1.19, compared to $1.02 in 2017;

•	cash flow from operations in 2018 reached approximately $40 million and, as of December 31, 2018, we had a cash balance of $83.5 million; and

•	we returned $20,195,037 to our stockholders pursuant to board-authorized share repurchase programs, reducing our outstanding shares by 945,964 shares.

Our financial performance in 2018 was below our expectations, which is reflected in our 2018 and 2019 compensation decisions discussed throughout this Compensation Discussion and Analysis.

2018 Compensation Decisions

In the context of our Company’s 2017 and 2018 financial performance, set forth below is a more detailed description of each element of our compensation and benefits programs for our Named Executive Officers, including the compensation decision in 2018 for each element.

[6]

The 24 companies consist of: American Axle & Manufacturing Holdings, Inc.; A.O. Smith Corporation; Armstrong World Industries, Inc.; Brady Corp.; Chart Industries Inc.; ESCO Technologies, Inc.; H.B. Fuller Company; Helix Energy Solutions Group, Inc.; IDEX Corporation; Leggett & Platt Inc.; Martin Marietta Materials, Inc.; Mueller Water Products, Inc.; Nordson Corporation; Oil States International, Inc.; Olin Corporation; Packaging Corporation of America; Polaris Industries Inc.; PolyOne Corporation; SPX Corporation; Steelcase Inc.; Valmont Industries, Inc.; Waters Corporation; WGL Holdings, Inc. and Woodward, Inc.

Base Salary. Generally, in determining the base salary of each Named Executive Officer, the Committee considers, among other things, the level of responsibility and duties of the executive, individual performance, tenure, experience, Company performance, competition for the respective positions in the industry, and the applicable market data. In 2018, effective April 1, 2018 our Named Executive Officers received increases between 2.5% and 9.3% in base salary based on our financial results in 2017, individual performance, an updated market analysis and overall conditions in our markets. The 2018 adjusted annual base salary for each Named Executive Officer, and the increase from the 2017 base salary (as it was on April 1, 2017) for each individual that was a Named Executive Officer in 2017, are set forth in the table below.

Named Executive Officer	Base Salary Adjustment Effective April 1, 2018		April 1, 2018 Increase from 2017 Base Salary	Base Salary Effective December 31, 2018
Charles R. Gordon	$686,238		2.5%	$686,238
David F. Morris	412,050		2.5	440,000	(1)
Stephen P. Callahan	295,000		9.3	295,000
Mark A. Menghini	275,038		3.7	325,000	(2)
Kenneth L. Young	249,075	(3)	2.5	249,075

__________________________

(1)	Mr. Morris’ base salary was increased, effective April 17, 2018, to $440,000 in conjunction with his appointment as Chief Financial Officer.
(2)

Mr. Menghini’s base salary was increased, effective May 10, 2018, to $325,000 in conjunction with his appointment as General Counsel and Secretary. Mr. Menghini was not a Named Executive Officer in 2017.

(3)	Mr. Young began receiving an additional $10,000 per month stipend when he was appointed Interim Controller, effective May 4, 2018. Mr. Young was not a Named Executive Officer in 2017.

Annual Cash Incentive Compensation. We maintain a Management Annual Incentive Plan (the “AIP”), as reviewed and approved by the Committee, pursuant to which our executives and other key employees are eligible to receive annual cash incentive awards.

Each participant in the AIP is assigned a target incentive award goal that is expressed as a percentage of his or her base salary. For 2018, the Committee assigned the following target annual incentive awards as a percentage of the Named Executive Officers’ respective base salaries, which percentages are consistent with 2017 with the exception of Mr. Morris, whose target percentage was increased from 60% to 70% on April 23, 2018 in conjunction with his appointment as Chief Financial Officer:

Named Executive Officer	2018 AIP Target % of Base Salary
Charles R. Gordon	100%
David F. Morris	70
Mark A. Menghini	50
Stephen P. Callahan	50
Kenneth L. Young	40

In determining the annual target incentive award as a percentage of individual base salary for these executives, the Committee reviewed peer group data and other survey market data and trends and considered the mix of total compensation of individuals in positions similarly situated to our executives. Based on its review and analysis, the Committee determined that a significant portion of the total annual cash compensation opportunity of our executives (i.e., base salary and annual incentive compensation) should be tied to our Company’s annual operating results. Target incentive award goals are “mid-point” targets, and the executives’ annual incentive cash compensation could be higher (subject to the cap discussed below) or lower than the target award goals based upon the level of achievement against the pre-established performance goals.

The AIP is intended to compensate employees for the Company’s achievement of annual financial performance goals at corporate or business unit levels, as appropriate. The financial performance targets are intended to be consistent with our internal budgets. Payments under the AIP may be made if and to the extent that certain minimum, target and maximum goals were actually achieved. For 2018, the potential payout for each Named Executive Officer was 75% of the target award upon the Company achieving the threshold EBT metric (85% of the target EBT goal in 2018) and the potential payout upon the Company achieving the maximum EBT metric (120% of target net income goal) is 200% of the target award. Performance results that fall between the goals are calculated from those points on a straight-line sliding scale to determine the potential payout.

The Committee strives to establish financial performance objectives that are difficult to achieve but are attainable in order to reinforce our pay for performance commitment. In 2015, our financial performance was above the threshold net income goal, but less than the target net income goal. As a result, AIP payments were made at 92% of target. In 2016, our financial performance was above the threshold net income goal, but less than the target net income goal set forth in the 2016 AIP. As a result, AIP payments were made to our Named Executive officers at 50% of target. In 2017, our financial performance was below the threshold net income goal set forth in the 2017 AIP. As a result, no AIP payments were made to our then Named Executive Officers. In 2018, our financial performance was below the threshold EBT goal set forth in the 2018 AIP. However, in recognition of the additional efforts expended in 2018 by several of our Named Executive Officers in managing significant global restructuring efforts while transitioning into new roles with increased responsibilities with the Company, our Compensation Committee approved Mr. Gordon’s exercise of discretion to award Messrs. Morris, Callahan, Menghini and Young with cash incentive payments calculated at 33% of their target amounts under the 2018 Annual Incentive Plan. This calculated amount is consistent with the actual payout percentage made to non-executive officer employees under the 2018 Annual Incentive Plan.

Objective Financial Performance Goals. In 2018, the AIP financial performance objective for all Named Executive Officers was based on the achievement of consolidated threshold, target and maximum EBT goals, subject to objective adjustment in accordance with the AIP. In 2018, as a result of then recent tax law changes, consolidated Company EBT was chosen to replace net income as the applicable financial metric because it reflects the Company’s financial performance, is easy to track, and is communicated on a quarterly basis through the Company’s quarterly earnings press releases and conference calls. EBT is defined in our 2018 Annual Incentive Plan as “income before taxes on income and before extraordinary items less income / (loss) before taxes of non-controlling interests”.

For purposes of the AIP in 2018, consolidated EBT was determined from our audited financial statements for the year and was adjusted to exclude the following:

•

operating results and/or losses associated with the write-down of assets of a subsidiary, business unit or division that has been designated by the Board of Directors as a discontinued business operation or to be liquidated;

•	gains or losses on the sale of any subsidiary, business unit or division, or the assets or business thereof;

•

gains or losses from the disposition of material capital assets (other than in a transaction described in the immediately preceding bullet) or the refinancing of indebtedness, including, among other things, any make-whole payments and prepayment fees;

•	losses associated with the write-down of goodwill or other intangible assets of the Company due to the determination under applicable accounting standards that the assets have been impaired;

•

gains or losses from material property casualty occurrences or condemnation awards taking into account the proceeds paid by insurance companies and other third parties in connection with the casualty or condemnation;

•

any income statement effect resulting from a change in tax laws, accounting principles (including, without limitation, generally accepted accounting principles), regulations, or other laws regulations affecting reported results, except, in each case, to the extent the effect of such a change is already reflected in the target EBT amount;

•	reorganization or restructuring charges and acquisition- or divestiture-related transaction expenses and costs;

•	any gains or losses from unusual nonrecurring or extraordinary items;

•

operating results of any entity or business acquired or disposed of during the Plan Year, except, in the case of an acquisition, to the extent such entity or business was included in the Company’s operating business plan for the Plan Year or, in the case of a disposition, to the extent such entity or business was not included in the Company’s operating business plan for the Plan Year;

•	any gain or loss resulting from currency fluctuations or translations as set forth in the Aegion Corporation Foreign Exchange Rate Policy for Annual Incentive Plan and Long-Term Incentive Plan;

•	any other material income or loss item the realization of which is not directly attributable to the actions of current senior management of the Company; and

•	the income taxes (benefits) of any of the above-designated gains or losses.

If the threshold EBT goal is not achieved, the Company’s Chief Executive Officer may make awards under the 2018 AIP of up to $1,000,000 in the aggregate for extraordinary performance, subject to review and approval of the Committee with respect to any such awards to executive officers of the Company (including each of the Named Executive Officers).

Negative Discretion of Compensation Committee. Notwithstanding the achievement of the threshold, target or maximum EBT target, in 2018 the Committee retained negative discretion to reduce payments to an individual participant or participants under the AIP.

Establishing and Achievement of 2018 Goals. In establishing the EBT target for the 2018 AIP, the Committee considered the recommendations of executive management regarding current industry and market conditions and projections based on management’s internal market analysis and various market surveys, our 2018 business plan as approved by our Board of Directors and prior year operating results. The EBT target for the 2018 AIP was $62.507 million, subject to the adjustments in accordance with the AIP described above. Considering our 2017 performance, our internal budgets and the prevailing conditions in the Company’s energy markets, the 2018 AIP EBT target was believed to be set at a level that was aggressive and promoted our compensation objectives.

In determining the amount of the 2018 annual incentive compensation, the Committee reviewed our operating results for 2018 against the EBT target, including any adjustments to EBT as described above and concluded that the Company achieved EBT which fell below the AIP threshold. However, in recognition of the additional efforts expended in 2018 by several of our Named Executive Officers in managing significant global restructuring efforts while transitioning into new roles with increased responsibilities with the Company, our Compensation Committee approved Mr. Gordon’s exercise of discretion to award Messrs. Morris, Callahan, Menghini and Young with cash incentive payments calculated at 33% of their target amounts under the 2018 Annual Incentive Plan. This calculated amount is consistent with the actual payout percentage made to non-executive officer employees under the 2018 Annual Incentive Plan. As a result, AIP payments were awarded as follows:

Named Executive Officer	2018 AIP Award
Charles R. Gordon	$0
David F. Morris	102,656
Stephen P. Callahan	49,162
Mark A. Menghini	54,161
Kenneth L. Young	33,207

Long-Term Incentive Compensation. In order to reward executive actions that enhance long-term stockholder returns, the Committee provides certain long-term equity-based incentives to our executives and other key employees. We believe that the value of long-term equity awards with continued service requirements, as is the case with our restricted stock unit awards, encourages executives to remain with the Company as leaving the Company results in the forfeiture of the unvested portion of previously earned long-term equity awards. To that end, all of our long-term incentive compensation awards include a continued service requirement.

Each year, the Committee considers a number of factors when deciding on the amount and allocation of long-term compensation, including, among other things, recommendations by the Committee’s independent compensation consultants, peer group and other survey market data regarding similarly situated executives, the historical compensation for responsibilities of each Named Executive Officer, business objectives, historic Company performance, current market conditions, risks associated with compensation principally linked to stock price, and other factors that may be relevant at that point in time. Further, the Committee decides on a mix of long-term incentive compensation with the goal to provide the appropriate balance of stock price appreciation, performance and retention elements of long-term incentive compensation. Generally, annual awards of equity-based incentives are made during the Committee’s regularly scheduled first quarter meetings after financial results for the prior year as well as updated compensation data for our peer group are known.

In 2018, the Committee determined that the Named Executive Officers would continue to receive the following mix of long-term incentive compensation: 50% performance-based stock units and 50% time-based restricted stock units. Each type of award is described in more detail below. The Committee believes that the mix of long-term incentive compensation set forth above are appropriate for each of our Named Executive Officers in order to successfully balance the attributes of each form of long-term incentive compensation, which are set forth in this Compensation Discussion and Analysis.

In 2018, we increased Mr. Gordon’s award amount by 14.3%, Mr. Callahan’s award amount by 8.7% and Mr. Menghini’s award amount by 2.9%, as compared to the 2017 award amounts. We held flat the award amounts for Messrs. Morris and Young. The foregoing does not reflect the off-cycle restricted stock unit awards that were granted to Messrs. Morris and Menghini in conjunction with their appointments as Chief Financial Officer and General Counsel, respectively.

Performance Units. Performance-based stock units support achievement of the Company’s longer-term financial goals, while the three-year vesting period also simultaneously supports retention and succession planning. The performance units are denominated in restricted stock units. In 2018, we introduced several changes to our performance unit awards. Namely, those changes included a one year post-vesting holding period, a 400% cap on the payout value of performance units tied to TSR (versus grant date value) and a 100% cap on the payout value of performance units tied to TSR in the event we fail to achieve positive total shareholder return during the three-year performance period.

Employees who receive performance units shall have no rights as stockholders with respect to such performance units until the performance units vest, although the awards are subject to adjustment due to stock dividends, split-ups, mergers, etc.

2016-2018 Performance Period

For performance awards granted in 2016 for the 2016-2018 performance period (the “2016 awards”) to all of our Named Executive Officers, the Committee used the following metrics: (i) the weight of the relative TSR component was set at 75%; and (ii) ROIC was weighted at 25%. Vesting of the 2016 awards was based on cumulative three-year performance metrics with no potential for vesting on an annual basis.

The following table generally illustrates the three-year performance goals and vesting for the 2016 awards:

TSR Performance Goal
Threshold	Target	Maximum
Percentile of Company TSR vs. Comparator Group (37.5% of Target Performance Units Vest)	Percentile of Company TSR vs. Comparator Group (75% of Target Performance Units Vest)	Percentile of Company TSR vs. Comparator Group (150% of Target Performance Units Vest)

ROIC Performance Goal
Threshold	Target	Maximum
96.9% of ROIC target (12.5% of Target Performance Units Vest)	100% of ROIC target (25% of Target Performance Units Vest)	106% of ROIC target (50% of Target Performance Units Vest)

The Company did not achieve the ROIC threshold target, which was 8.0% for the 2016-2018 performance period. As a result, the 25% of the 2016 performance awards tied to the ROIC goal did not vest and were forfeited. With respect to the 75% of the 2016 performance awards tied to the TSR goal, the Company achieved a TSR of negative 14.10 for the period from January 1, 2016 through December 31, 2018, which was slightly less than the 50% percentile compared to the Company’s TSR peer group. Based on the Company’s TSR performance as compared to the Company’s TSR peer group, the 75% of the 2016 performance awards tied to the TSR goal vested and paid out at 97.67% of target, resulting in a payout of 73.25% of the full 2016 performance awards.

2017-2019 Performance Period

For performance awards granted in 2017 for the 2017-2019 performance period (the “2017 awards”) to all of our Named Executive Officers, the Committee used the same metrics as the 2016-2018 performance period: (i) the weight of the relative TSR component remained at 75%; and (ii) ROIC continued to be weighted at 25%. Like the 2016 awards, vesting of the 2017 awards is based on cumulative three-year performance metrics with no potential for vesting on an annual basis.

The following table generally illustrates the three-year performance goals and vesting for the 2017 awards:

TSR Performance Goal
Threshold	Target	Maximum
Percentile of Company TSR vs. Comparator Group (37.5% of Target Performance Units Vest)	Percentile of Company TSR vs. Comparator Group (75% of Target Performance Units Vest)	Percentile of Company TSR vs. Comparator Group (150% of Target Performance Units Vest)

ROIC Performance Goal
Threshold	Target	Maximum
96.9% of ROIC target (12.5% of Target Performance Units Vest)	100% of ROIC target (25% of Target Performance Units Vest)	106% of ROIC target (50% of Target Performance Units Vest)

2018-2020 Performance Period

For performance awards granted in 2018 for the 2018-2020 performance period (the “2018 awards”) to all of our Named Executive Officers, the Committee used the same metrics as the 2017-2019 performance period: (i) the weight of the relative TSR component remained at 75%; and (ii) ROIC continued to be weighted at 25%. Like the 2017 awards, vesting of the 2018 awards is based on cumulative three-year performance metrics with no potential for vesting on an annual basis.

The following table generally illustrates the three-year performance goals and vesting for the 2018 awards:

TSR Performance Goal
Threshold	Target	Maximum
Percentile of Company TSR vs. Comparator Group (37.5% of Target Performance Units Vest)	Percentile of Company TSR vs. Comparator Group (75% of Target Performance Units Vest)	Percentile of Company TSR vs. Comparator Group (150% of Target Performance Units Vest)

ROIC Performance Goal
Threshold	Target	Maximum
96.9% of ROIC target (12.5% of Target Performance Units Vest)	100% of ROIC target (25% of Target Performance Units Vest)	106% of ROIC target (50% of Target Performance Units Vest)

In 2018, as part of the annual compensation program offered to the Named Executive Officers, the Committee awarded performance units as follows:

Performance Units Awarded

Named Executive Officer	Threshold (#)	Target (#)	Maximum (#)	Target Award Date Value ($) (1)
Charles R. Gordon	20,713	41,425	82,850	$1,000,000
David F. Morris	6,732	13,463	26,926	325,000
Stephen P. Callahan	2,739	5,178	10,358	125,000
Mark A. Menghini	1,864	3,728	7,456	90,000
Kenneth L. Young	1,036	2,071	4,142	50,000

 _______________________

(1)

“Target Award Date Value” is based on the closing stock price on the Nasdaq Global Stock Market on the date of the award. The Committee based the number of award shares on the market price rather than the Monte Carlo valuation method used to determine “Grant Date Fair Value” for purposes of our financial accounting in accordance with ASC Topic 718, “Compensation – Stock Compensation”.

For all Named Executive Officers, the target number of performance units awarded was calculated by dividing the target award date value of each Named Executive Officer’s respective award by $24.14, the closing price of our common stock on the Nasdaq Global Select Market on February 19, 2018, the date of the award.

For all Named Executive Officers, threshold award levels are one-half of the target award levels and maximum award levels are two times the target award levels.

Restricted Stock Units. In 2018, the granting of shares of time-based restricted stock units was specifically targeted toward the retention of our executives and key employees. Grants of restricted stock units have enabled us to attract and retain key employees by encouraging their ownership in our common stock. The award of restricted stock units is also designed to assist executives in satisfying our Company’s ownership guidelines with respect to our common stock. The number of restricted stock units awarded to an executive is based on the target dollar value of the amount of such executive’s long-term incentive compensation allocated to restricted stock units (i.e., 50% for all of our Named Executive Officers). That target dollar value is translated into a number of restricted stock units based on the fair value of the award, which is determined to be the closing price of our common stock on the Nasdaq Global Select Market on the date of the award.

In 2018, restricted stock units awarded to our executive officers and all key employees contained a three-year service restriction. The entire restricted stock unit award remains subject to forfeiture until the third anniversary of the award. Upon the third anniversary of the award, the service restriction lifts, provided the recipient was an employee of our Company or any majority-owned subsidiary from the date of grant until the third anniversary of such date. As set forth in more detail below, there are certain instances in which time-based service restrictions will lapse prior to the third anniversary. The restricted stock units will vest immediately upon the occurrence of the recipient’s death, termination of employment as a result of disability or upon a change in control of our Company followed by an impermissible termination of employment. In addition, if we terminate a recipient’s employment without cause, provided the restricted stock unit was awarded more than 18 months prior to termination of employment, such restricted stock units will pro-rata vest as to a percentage of the award determined by dividing the number of whole months of the recipient’s employment beginning on the date of grant by 36. If a recipient retires from our Company after: (i) the age of 55 and with at least 10 years of full-time service; (ii) after age 60 with at least 5 years of full-time service; or (iii) the age of 65 with no minimum full-time service requirement, the time-based service restrictions will lapse and the restricted stock units will pro-rata vest as to a percentage of the grant determined by dividing the number of months of his or her employment since the date of the award by 36. If a recipient is terminated for cause or voluntarily terminates his employment prior to the third anniversary of the date of award, the entire restricted stock unit award is forfeited regardless of when the termination of employment occurs in the three-year service period. The Committee believes that allowing for the lapse of time-based service restrictions prior to the third anniversary of the award is appropriate in the instances set forth above as such instances are largely life events outside of the control of the participants and, as such, do not conflict with the retention goals provided with the three-year service requirement.

In 2018, the Committee awarded restricted stock to all Named Executive Officers as follows:

Restricted Stock Awarded

Named Executive Officer	Restricted Stock Awarded (#)	Award Date Value ($)
Charles R. Gordon	41,425	$1,000,000
David F. Morris (1)	34,298	825,000
Stephen P. Callahan	5,178	125,000
Mark A. Menghini (2)	8,553	210,000
Kenneth L. Young	2,071	50,000

_______________________

(1)

Mr. Morris’ amount also includes an off-cycle grant of 20,834 restricted stock units, subject to a five-year cliff vesting schedule, which were awarded to him on April 23, 2018 in conjunction with his appointment as Chief Financial Officer. The award date value of this grant was $500,000.

(2)

Mr. Menghini’s amount also includes an off-cycle grant of 4,825 restricted stock units, subject to a three-year cliff vesting schedule, which were awarded to him in conjunction with his appointment as General Counsel and Secretary on May 10, 2018. The award date value of this grant was $120,000.

All the above grants were made on February 19, 2018, with the exception of those two grants for Messrs. Morris and Menghini referenced in the above footnotes. For all Named Executive Officers, the number of restricted stock units awarded on February 19, 2018 was calculated by dividing the target award date value of each Named Executive Officer’s respective award by $24.14, the closing price of our common stock on the Nasdaq Global Select Market on February 19, 2018, the date of the award.

Stock Options. Historically, the Company has at times granted some portion of the long-term equity incentives in stock options or provided Named Executive Officers with the opportunity to elect that a portion of their long-term equity incentive be in the form of stock options. In 2018, no stock options were granted nor were our Named Executive Officers provided the opportunity to elect to receive a portion of their annual equity compensation in stock options as we had done in past years.

Other Benefits: Supplemental Benefits for Certain Executives. In order to provide a competitively attractive package to secure and retain executives, we supplement our standard benefit packages offered to all employees with the executive benefits listed below. The executives’ benefits packages are designed to assist the executives in providing for their own financial security in a manner that recognizes individual needs and preferences.

Deferred Compensation Plan. Executives may choose to defer up to specified maximum amounts of compensation by contributing those amounts to our nonqualified deferred compensation plan for key employees. The plan allows for base salary deferral up to 75% of base salary and bonus deferral of up to 100% of bonus amounts. Under the plan, we will match contributions equal to the first 3% of compensation at a 100% rate, and contributions equal to the next 2% of compensation at a 50% rate, when aggregated with any matching contributions made under our 401(k) Profit Sharing Plan (Company-matching payments were limited to a maximum aggregate amount of $11,000 per employee for 2018). Deferred account balances in the nonqualified deferred compensation plan are adjusted to match the performance of participant-selected indices, which mirror fund choices available under our 401(k) Profit Sharing Plan.

Account balances will accrue for each participant based on the amount of the participant’s deferrals into his or her account, the Company’s matching payments, if any, and the investment performance of his or her selected indices. Participants are at all times 100% vested in their deferrals, Company-matching payments and investment earnings. Participants generally will be paid their account balances after termination of their employment with our Company or on such other distribution date as they may elect. For our Named Executive Officers, however, no payments may be made from his or her account balance until the date that is six months following the date of termination of the Named Executive Officer’s employment.

During 2018, Messrs. Callahan and Menghini deferred $19,075 and $26,116 of their compensation, respectively, under our nonqualified deferred compensation plan. We credited an additional $1,750 in Company-matching payments to Messrs. Callahan’s and Menghini’s accounts in 2018.

Executive Disability Insurance. The Company provides a supplemental policy for executives pursuant to which the maximum monthly benefit under long-term disability is increased from $12,500 to 60% of the executive’s monthly cash compensation.

Other Benefits. While we provide all employees with life insurance benefits in an amount equal to two times the employee’s salary up to $500,000, we provide our Chief Executive Officer with $1.0 million in life insurance benefits.

Compensation Related Policies

Underpinning our executive compensation philosophy are certain policies relating to compensation and equity ownership.

Policies Relating to Compensation

Section 162(m) Performance-Based Compensation. Prior to 2018, we generally structured incentive compensation to be deductible under Section 162(m) of the Code. However, we reserved the right to grant or pay amounts that are not deductible. For example, the Committee has in the past granted incentive stock options, which generally do not result in deductible compensation at the time of exercise and has made time-vested restricted stock and restricted stock unit grants, which may not qualify as performance-based compensation for purposes of Section 162(m) of the Code. Beginning in 2018, except for payments made pursuant to agreements in place as of November 2, 2017, any compensation payments in excess of $1 million to any Named Executive Officer will not be tax deductible by Aegion.

Policy on Recoupment of Incentive Compensation. Our Board of Directors has adopted a policy on recoupment of incentive compensation providing that if during any fiscal year there occurs a material misstatement or omission of financial information in our financial statements, our Board or the Committee may, in its discretion, recoup or cancel all or part of the incentive compensation provided to a responsible executive officer or key employee. For the purposes of the policy, incentive compensation includes any bonus, incentive payment, equity award or other compensation, including the amount of any annual salary increase or any gains realized on the exercise of stock options or sale of shares of our common stock received as incentive compensation. In addition to the recoupment of incentive compensation, our Board or the Committee may take such other actions as it deems necessary or appropriate to address the events that gave rise to the material misstatement or omission and to prevent its recurrence. Such actions may include, to the extent permitted by applicable law:

•	adjusting the future compensation of the executive officer or key employee;

•	terminating the employment of the executive officer or key employee; and

•	pursuing other legal remedies against the executive officer or key employee.

Each executive officer or key employee who receives incentive compensation pursuant to any of our incentive compensation plans is required to acknowledge in writing his or her agreement with the policy and understanding that any incentive compensation made to him or her is conditioned upon and subject to the policy.

We believe that by providing the Company with the appropriate power to recover incentive compensation paid to an executive officer, the Company demonstrates its commitment to strong corporate governance. This recoupment policy is in addition to any policies or recovery rights that are provided under applicable laws, including the Sarbanes-Oxley Act and the Dodd-Frank Act.

Policies Relating to Equity

In light of the significant portion of our executive compensation program that consists of equity-based compensation, we have adopted certain policies that help encourage stock ownership by our executives as well as protect the advantages, and mitigate against the risk, of equity holdings by our executives.

Stock Ownership Policy with Respect to Named Executive Officers. We have a policy with respect to the required stock ownership levels of certain highly compensated key employees, including our Named Executive Officers. The purpose of this policy is to ensure that the required stock ownership of these employees is commensurate with his or her duties and responsibilities, as measured on an annual basis. Under the policy, each of our Named Executive Officers is required to beneficially own, by no later than the third anniversary of the date he or she became subject to the policy (and to retain thereafter, until he or she is no longer subject to the policy), a minimum number of shares of our common stock that is equal in value to a multiple of his or her annual base salary. The minimum share ownership amount is recalculated annually as of January 1 based on the Named Executive Officer’s current annual base salary as of December 31 of the immediately preceding year. The following forms of equity interest count towards the achievement of the required stock ownership: (i) shares of common stock purchased on the open market; (ii) shares of common stock owned jointly with or separately by spouses and/or children; (iii) shares of common stock purchased through our employee stock purchase program; (iv) shares of stock acquired upon stock option exercises; (v) deferred stock units; and (vi) vested or unvested shares of restricted common stock or restricted stock units (but not performance stock units).

In February 2016, we revised our stock ownership policy to prohibit the sale or transfer of shares, other than shares used to pay applicable taxes and/or exercise price for stock options, until compliance with the minimum share ownership requirement is met. This prohibition applies during the three-year period provided to individuals to achieve compliance after becoming subject to the policy as well as any time after such three-year period in which an individual falls out of compliance (e.g., as a result of a decline in stock price).

The minimum number of shares is determined by dividing the base salary multiple by the average of the closing price of our common stock for the ten trading days prior to the applicable valuation date. The multiplier used in calculating the base salary multiple is assigned to each Named Executive Officer based on his or her responsibilities and duties and ranges from one to three times the Named Executive Officer’s annual base salary.

As of January 1, 2019, the required share ownership of each of our Named Executive Officers was as follows:

Named Executive Officer	Date Subject to Policy	Salary at December 31, 2018	Salary Multiplier	10-Day Average Closing Price	Required Share Ownership as of January 1, 2019	Actual Share Ownership as of January 1, 2019
Charles R. Gordon	Oct. 6, 2014	$686,238	3x	$16.13	127,633	319,626
David F. Morris	July 25, 2006	440,000	2x	16.13	54,557	237,334
Stephen P. Callahan	Nov. 9, 2015	295,000	1x	16.13	18,289	19,070
Mark A. Menghini	May 10, 2018	325,000	2x	16.13	40,298	27,069
Kenneth L. Young	Dec 12, 2018	249,075	1x	16.13	15,442	18,456

As of January 1, 2019, each of the Named Executive Officers has fulfilled the stock ownership requirements of this policy, with the exception of Mr. Menghini, who has until May 10, 2021 to become compliant with the policy.

Anti-Hedging Policy. In February 2012, our Board of Directors adopted an anti-hedging policy that prohibits officers, directors and employees from entering into hedging or monetization transactions involving our common stock. Prohibited transactions include, without limitation, zero-cost collars, forward sale contracts, purchase or sale of options, puts, calls, margin accounts, or other derivatives that are directly linked to our Company’s stock or transactions involving short sales of the Company’s stock. The Board adopted this policy to require officers, directors and employees to continue to own Company stock with the full risks and rewards of ownership, thereby ensuring continued alignment of their objectives with the Company’s other stockholders.

Anti-Pledging Policy. In July 2015, our Board of Directors amended the previously-adopted anti-pledging policy. The amended policy prohibits any officer or director from pledging our common stock owned by such director or officer; provided that any pledges existing as of the amendment must be unwound and terminated prior to July 22, 2020. One executive officer has an existing pledge of shares of our common stock, as described in more detail in the footnotes of the table set forth under the heading “Information Concerning Certain Stockholders” beginning on page 60 below.

COMPENSATION COMMITTEE REPORT

The responsibilities of our Compensation Committee are provided in its charter, which has been approved by our Board of Directors.

In fulfilling its oversight responsibilities with respect to the Compensation Discussion and Analysis included in this Report, the Compensation Committee, among other things, has:

•	reviewed and discussed the Compensation Discussion and Analysis with management, and

•	in reliance on such review and discussions, approved the inclusion of such Compensation Discussion and Analysis in this Proxy Statement.

SUBMITTED BY THE COMPENSATION COMMITTEE

Stephanie A. Cuskley, Chair           Stephen P. Cortinovis

Juanita H. Hinshaw     Phillip D. Wright

Notwithstanding anything set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding report shall not be deemed incorporated by reference in any such filings.

COMPENSATION IN LAST FISCAL YEAR

Summary Compensation Table

The following table sets forth information concerning compensation earned for the fiscal years ended December 31, 2018, 2017 and 2016, if applicable, for all persons who served as our principal executive officer or principal financial officer during 2018 and the three other most highly compensated executive officers of our Company who were serving as executive officers of the Company at December 31, 2018 (collectively, the “Named Executive Officers”):

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)(3)		Non-Equity Incentive Plan Compensation ($)(1)(4)	All Other Compensation ($)(5)	Total ($)
Charles R. Gordon Chief Executive Officer and President	2018 2017 2016	$682,053 664,625 650,000	— — —	$2,021,150 1,945,103 1,692,215	(6) (7) (8)	$ 0 0 325,000	$ 23,571 23,371 172,291	$ 2,726,774 2,633,099 2,839,506
David F. Morris Executive Vice President and Chief Financial Officer	2018 2017 2016	$429,258 399,520 392,080	— — —	$1,156,874 722,467 628,537	(6) (7) (8)	$ 102,656 0 117,624	$ 16,685 16,485 16,285	$ 1,705,473 1,138,472 1,154,526
Stephen P. Callahan (9) Senior Vice President, Human Resources	2018 2017 2016	$288,750 265,000 250,000	— — —	$252,644 225,642 241,745	(6) (7) (8)	$ 49,162 0 62,500	$ 15,704 11,553 13,153	$ 606,260 502,195 567,398
Mark A. Menghini (10) Sr. Vice President, General Counsel and Secretary	2018 2017 2016	$304,576 — —	— — —	$301,904 — —	(6)	$ 54,161 — —	$ 12,649 — —	$ 673,290 — —
Kenneth L. Young (11) Senior Vice President, Controller and Treasurer	2018 2017 2016	$326,589 — —	— — —	$101,058 — —	(6)	$ 33,207 — —	$ 11,371 — —	$ 472,225 — —

(1)

Includes amounts earned but deferred at the election of the executive officer under our 401(k) Profit Sharing Plan and our nonqualified deferred compensation plan. Mr. Gordon’s salary includes a small amount paid to him in February 2019 as a “true up” for a clerical error that resulted in him not receiving his full salary in 2018.

(2)

Represents the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. For a discussion regarding the valuation of our stock awards for financial statement reporting purposes, please refer to Note 10, “Equity-Based Compensation,” in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed on March 1, 2019.

(3)	Stock Awards: These amounts do not necessarily reflect the actual economic value received by our Named Executive Officers.

(4)

These amounts represent bonuses awarded in 2016, 2017 and 2018 under our Management Annual Incentive Plan, including any discretionary amounts awarded by Mr. Gordon, and approved by our Compensation Committee, to our Named Executive Officers.

(5)

For Mr. Gordon, includes the following amounts paid or accrued in 2018: (a) $11,000 in employer-matching payments under our 401(k) Profit Sharing Plan; (b) $6,438 in term life insurance premiums; and (c) $6,133 in executive disability insurance premiums. For all other Named Executive Officers, represents the following amounts paid or accrued in 2018: Mr. Morris, $11,000 in employer-matching payments under our 401(k) Profit Sharing Plan, $498 in term life insurance premiums and $5,187 in executive disability insurance premiums; Mr. Callahan, $11,000 in employer-matching payments under 401(k) Profit Sharing Plan and nonqualified deferred compensation plan, $498 in term life insurance premiums and $4,206 in executive disability insurance premiums; Mr. Menghini, $11,000 in employer-matching payments under our 401(k) Profit Sharing Plan and nonqualified deferred compensation plan, $498 in term life insurance premiums and $1,151 in executive disability insurance premiums; and Mr. Young, $10,874 in employer-matching payments under our 401(k) Profit Sharing Plan and $497 in term life insurance premiums.

(6)

Includes the grant date fair value of performance units awarded in 2018, based on a Monte-Carlo valuation of the TSR portion of each award on the date of grant determined under FASB ASC 718, which is equal to $1,021,150 for Mr. Gordon, $331,874 for Mr. Morris, $127,644 for Mr. Callahan, $91,904 for Mr. Menghini and $51,058 for Mr. Young. Also includes the grant date fair value of the annual awards of restricted stock units granted to each of our Named Executive Officers in 2018, based on the closing stock price on the Nasdaq Global Stock Market on the date of the award. Also includes the grant date fair value of the off-cycle awards of restricted stock units granted to Messrs. Morris and Menghini in 2018 in conjunction with their appointments as Chief Financial Officer and General Counsel, respectively. All such awards of restricted stock units are subject to forfeiture if the Named Executive Officer’s employment terminates prior to the end of a three-year service period, with the exception of Mr. Morris’ off-cycle restricted stock unit award, which is subject to a five-year service period.

(7)

Includes the grant date fair value of performance units awarded in 2017, based on a Monte-Carlo valuation of the TSR portion of each award on the date of grant determined under FASB ASC 718, which is equal to $1,070,103 for Mr. Gordon, $397,467 for Mr. Morris, and $140,642 for Mr. Callahan. Also includes the grant date fair value of the annual awards of restricted stock units granted to each of our Named Executive Officers in 2017, based on the closing stock price on the Nasdaq Global Stock Market on the date of the award. All such awards of restricted stock units are subject to forfeiture if the Named Executive Officer’s employment terminates prior to the end of a three-year service period.

(8)

Includes the grant date fair value of performance units awarded in 2016, based on a Monte-Carlo valuation of the TSR portion of each award on the date of grant determined under FASB ASC 718, which is equal to $992,215 for Mr. Gordon, $368,537 for Mr. Morris, and $141,745 for Mr. Callahan. Also includes the grant date fair value of the annual awards of restricted stock units granted to each of our Named Executive Officers in 2016, based on the closing stock price on the Nasdaq Global Stock Market on the date of the award. All such awards of restricted stock units are subject to forfeiture if the Named Executive Officer’s employment terminates prior to the end of a three-year service period.

(9)	Mr. Callahan became an executive officer of the Company on November 9, 2015, however, he was not one of our three most highly compensated executive officers in 2016.

(10)	Mr. Menghini became an executive officer of the Company on April 17, 2018.

(11)	Mr. Young became an executive officer of the Company on May 4, 2018.

Grants of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards for the fiscal year ended December 31, 2018 for our Named Executive Officers:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All OtherOption Awards: Number of Securities Underlying	Exercise or Base Price of Option	GrantDate Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards ($/Sh)	Awards ($)
Charles R. Gordon	02/19/2018 (1)	–	–	–	–	41,425	–	–	–	–	$1,000,000
	02/19/2018 (2)	–	–	–	20,713	41,425	82,850	–	–	–	1,021,150

David F. Morris	02/19/2018 (1)	–	–	–	–	13,463	–	–	–	–	325,000
	02/19/2018 (2)	–	–	–	6,732	13,463	26,926	–	–	–	331,874
	04/23/2018 (3)	–	–	–	–	20,834	–	–	–	–	500,000

Stephen P. Callahan	02/19/2018 (1)	–	–	–	–	5,178	–	–	–	–	125,000
	02/19/2018 (2)	–	–	–	2,589	5,178	10,356	–	–	–	127,644

Mark A. Menghini	02/19/2018 (1)	–	–	–	–	3,728	–	–	–	–	90,000
	02/19/2018 (2)	–	–	–	1,864	3,728	7,456	–	–	–	91,904
	05/10/2018 (4)	–	–	–	–	4,825	–	–	–	–	120,000

Kenneth L. Young	02/19/2018 (1)	–	–	–	–	2,071	–	–	–	–	50,000
	02/19/2018 (2)	–	–	–	1,036	2,071	4,142	–	–	–	51,058

___________________

(1)

Represents the number of shares of time-based restricted stock units awarded on February 19, 2018. “Grant Date Fair Value” is the number of shares issued to the recipient multiplied by the Grant Date stock price of $24.14.

(2)

Represents number of performance units issued to the recipient at “Threshold”, “Target” and “Maximum” performance levels. “Grant Date Fair Value” is the grant date fair value of performance units awarded in 2018, based on a Monte-Carlo valuation of the TSR portion of each award on the date of grant determined under FASB ASC 718. Please refer to Note 10, “Equity-Based Compensation,” in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed on March 1, 2019 for a discussion regarding the valuation of our stock awards.

(3)

Represents the number of shares of time-based restricted stock units awarded to Mr. Morris on April 23, 2018. “Grant Date Fair Value” is the number of shares issued to Mr. Morris multiplied by the Grant Date stock price of $24.00.

(4)

Represents the number of shares of time-based restricted stock units awarded to Mr. Menghini on May 10, 2018. “Grant Date Fair Value” is the number of shares issued to Mr. Menghini multiplied by the Grant Date stock price of $24.87.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning outstanding equity awards, as of the fiscal year ended December 31, 2018, held by our Named Executive Officers:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(4)
Charles R. Gordon	—	—	—	—	—	194,465	$3,173,669	—	—
	—	—	—	—	—	—	—	107,513	$1,754,612
David F. Morris	39,663	—	—	$18.11	2/21/19	—	—	—	—
	—	—	—	—	—	62,657	1,022,562	—	—
	—	—	—	—	—	—	—	38,010	620,323
Stephen P. Callahan	—	—	—	—	—	15,651	255,424	—	—
	—	—	—	—	—	—	—	14,185	231,499
Mark A. Menghini	—	—	—	—	—	19,478	317,881	—	—
	—	—	—	—	—	—	—	10,739	175,260
Kenneth L. Young	5,492	—	—	18.11	2/21/19	—	—	—	—
	—	—	—	—	—	6,708	109,475	—	—
	—	—	—	—	—	—	—	6,048	98,703

(1)

Represents the number of shares of restricted stock or restricted stock units awarded and outstanding at fiscal year-end as follows: Mr. Gordon, 41,425 restricted stock units awarded on February 19, 2018, 37,977 restricted stock units awarded on February 22, 2017, 38,377 restricted stock units awarded on February 24, 2016 and 76,686 shares of restricted stock awarded on October 8, 2014; Mr. Morris, 20,834 restricted stock units awarded on April 23, 2018, 13,463 restricted stock units awarded on February 19, 2018, 14,106 restricted stock units awarded on February 22, 2017 and 14,254 restricted stock units awarded on February 24, 2016; Mr. Callahan, 5,178 restricted stock unite awarded on February 19, 2018, 4,991 restricted stock units awarded on February 22, 2017 and 5,482 restricted stock units awarded on February 24, 2016; Mr. Menghini, 4,825 restricted stock units awarded on May 10, 2018, 3,728 restricted stock units awarded on February 19, 2018, 3,798 restricted stock units awarded on February 22, 2017, 4,386 restricted stock units awarded on February 24, 2016 and 2,741 restricted stock units awarded on February 24, 2016 and Mr. Young, 2,071 restricted stock units awarded on February 19, 2018, 2,170 restricted stock units awarded on February 22, 2017 and 2,467 restricted stock units awarded on February 24, 2016.

(2)

Represents the value of restricted stock and restricted stock units calculated on the basis of the closing price of our common stock on The Nasdaq Global Select Market on December 31, 2018 ($16.32 per share).

(3)

Represents the number of performance units granted in 2016 that will be distributed on February 24, 2019, as adjusted to reflect the Company’s actual achievement (or non-achievement) of performance metrics during the period January 1, 2016 through December 31, 2018. Also represents the number of performance units granted in 2017 and 2018 that, as of December 31, 2018, may potentially vest if three-year target performance goals are met.

(4)

Represents the value of shares of performance units calculated on the basis of the closing price of our common stock on The Nasdaq Global Select Market on December 31, 2018 ($16.32 per share) multiplied by (a) the number of performance units that will be distributed on February 24, 2019 with respect to the 2016 performance unit grant (based on the Company’s actual achievement of performance metrics during the period January 1, 2016 through December 31, 2018), plus (b) the number of performance units that, as of December 31, 2018, may potentially vest for the performance units granted in 2017 and 2018 if the target performance goal is met.

Option Exercises and Stock Vested

The following table sets forth information regarding options exercised by our Named Executive Officers and the vesting of stock awards previously granted to our Named Executive Officers during the fiscal year ended December 31, 2018:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Charles R. Gordon	—	—	58,072	$1,401,858
David F. Morris	—	—	25,441	614,146
Stephen P. Callahan	—	—	4,713	98,035
Mark A. Menghini	—	—	5,081	122,655
Kenneth L. Young	—	—	2,904	70,103

___________________

(1)

Reflects the number of shares vesting multiplied by the market price on the date of the lapse of time-based restrictions. The restricted stock unit grants were made pursuant to the terms of our 2013 Employee Equity Incentive Plan. Mr. Gordon had 58,072 restricted stock units vest on February 18, 2018 with a share price of $24.14 for a FMV of $1,401,858; Mr. Morris had 25,441 restricted stock units vest on February 18, 2018 with a share price of $24.14 for a FMV of $614,146; Mr. Callahan had 4,713 restricted stock units vest on November 9, 2018 with a share price of $19.74 for a FMV of $98,035; Mr. Menghini had 5,081 restricted stock units vest on February 18, 2018 with a share price of $24.14 for a FMV of $122,655; and Mr. Young had 2,904 shares restricted stock vest on February 18, 2018 with a share price of $24.14 for a FMV of $70,103. This does not reflect the number of performance unit shares that were distributed to the Named Executive Officers in 2018, but vested on December 31, 2017 (the value of said shares was reported in our prior year’s proxy statement).

Nonqualified Deferred Compensation

Executive officers may choose to defer up to specified maximum amounts of compensation by contributing those amounts to our nonqualified deferred compensation plan for key employees. For 2018, the plan allowed for base salary deferral up to 75% of base salary, and bonus deferral of up to 100% of bonus amounts. Under the plan, we will match contributions equal to the first 3% of compensation at a 100% rate, and contributions equal to the next 2% of compensation at a 50% rate, when aggregated with any matching contributions made under our 401(k) Profit Sharing Plan (Company-matching payments were limited to a maximum aggregate amount of $11,000 per employee for 2018). Deferred account balances in the nonqualified deferred compensation plan are adjusted to match the performance of participant-selected indices, which mirror fund choices available under our 401(k) Profit Sharing Plan. In connection with this plan, the Company established a Rabbi Trust to fund the Company’s promise to pay deferred compensation account balances contributed to by participants in the plan. This trust becomes fully funded upon a change in control. We amended the plan (effective January 1, 2018) to include non-employee directors as eligible participants with respect to the cash component of the compensation paid to our non-employee directors.

Account balances will accrue for each participant based on the amount of the participant’s deferrals into the account, the Company’s matching payment, if any, and the investment performance of his or her selected indices. Participants are at all times 100% vested in their deferrals, Company-matching payments and investment earnings. Employee participants generally will be paid their account balances after termination of their employment with our Company or on such other distribution date as they may elect. For Named Executive Officers, however, no payments may be made from his or her account balance until a date that is at least six months following the date of termination of the Named Executive Officer’s employment.

During 2018, Messrs. Callahan and Menghini deferred $19,075 and $26,116 of their compensation, respectively, under our nonqualified deferred compensation plan. We credited an additional $1,749.92 in Company-matching payments to Mr. Callahan’s and Mr. Menghini’s accounts, respectively, in 2018.

The following table sets forth information concerning contributions, Company-matching payments, earnings and balances under our nonqualified deferred contribution plan for our Named Executive Officers:

Name	Executive Contribution in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings/(Losses) in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Charles R. Gordon	—	—	—	—	—
David F. Morris	0	0	$ (102,753)	0	$984,363
Stephen P. Callahan	$19,075	$1,750	(9,744)	0	95,229
Mark A. Menghini	26,116	1,750	(10,525)	0	173,201
Kenneth L. Young	—	—	—	—	—

_______________________

(1)

Named Executive Officer contributions and registrant payments also are reported in the “Salary”, “Non-Equity Incentive Plan Compensation” and “Other Compensation” columns of the Summary Compensation Table.

(1)	Amounts credited do not constitute above-market earnings.

CEO Pay Ratio

For 2018, the Committee reviewed a comparison of the annual total compensation of the Company’s principal executive officer, Mr. Gordon, to the annual total compensation of our median employee, who was identified in October 2017. Annual total compensation for both individuals was calculated in accordance with Item 402(c)(2)(x) of SEC Regulation S-K. In 2018, annual total compensation for Mr. Gordon was $2,726,774, and for our median employee $69,815, resulting in a ratio of approximately 39:1. We identified the median employee in 2017 by examining 2017 base wages for all individuals, excluding Mr. Gordon, who were employed by us on October 31, 2017. We believe the use of base wages for all employees is a consistently applied compensation measure because our employee benefits vary across the globe.

In identifying the median employee in October 2017, we included all employees of the Company, whether employed on a full-time, part-time, or seasonal basis, except as set forth below, including employees on leave of absence. We annualized the compensation for any full-time employees that were not employed by us for all of 2017. We applied October 2017 exchange rates to base wages paid in non-U.S. dollar currencies, converting all base wages to U.S. dollar amounts.

The total number of our U.S. and non-U.S. employees as of October 31, 2017 was 6,242. In determining the median employee, we excluded employees from certain non-U.S. countries under the de minimis exemption allowed under Item 402(u)(4)(ii) of SEC Regulation S-K. The list of excluded countries, along with the number of employees excluded in each country, is as follows: Argentina (3); Brazil (1); Brunei (2); France (6); India (18); Japan (2); Mexico (208); Poland (1); Portugal (2) and South Africa (32). The total number of employees excluded under the de minimis exemption is 275 (4.4% of our total number of employees as of October 31, 2017).

This information is provided pursuant to the SEC’s guidance under Item 402(u) of SEC Regulation S-K and is the Company’s good faith estimate of the median of the annual total compensation of all of our employees, except Mr. Gordon.

Severance, Change in Control and Termination

Severance

Effective December 21, 2018, our Board of Directors approved an amended severance policy (the “2018 Severance Policy”). Mr. Gordon is not subject to the 2018 Severance Policy as his severance is addressed under the terms of his 2014 offer letter. Under the terms of the 2018 Severance Policy, in the event of a qualifying severance event Messrs. Morris, Callahan and Menghini would be entitled to 18 months severance (base salary and benefits continuation); and Mr. Young would be entitled to 12 months severance (base salary and benefits continuation). Under the 2018 Severance Policy, severance is paid out over the course of the severance period (rather than a lump sum) and the employee must sign a separation agreement to qualify. In the event of a termination for cause, the employee is not eligible for severance.

The Severance Policy would apply if a Named Executive Officer in good standing with our Company is involuntarily terminated without cause and not due to a Code of Conduct violation, and the Named Executive Officer has completed a minimum of six months’ continuous service time.

Our Company does not offer change in control tax gross-up provisions.

Under his offer letter, if Mr. Gordon is terminated for any reason other than for “Cause” (as defined in his offer letter), Mr. Gordon would receive severance benefits equal to 24 months of his then current base salary and 24 months of the monthly cost of health, dental, vision, life, long-term disability and accidental insurance then provided by us. The payments are in lieu of payments that would have been due Mr. Gordon under the 2017 Severance Policy. Any severance payments made pursuant to Mr. Gordon’s offer letter are conditioned upon certain representations, warranties, covenants and agreements to be made by Mr. Gordon, including, but not limited to, covenants of confidentiality, non-solicitation and non-competition and a release of all claims.

Change in Control and Termination

Continuity Agreements. On October 6, 2014, the Company entered into Executive Change in Control Severance Agreements (the “Continuity Agreements”) with each of Messrs. Gordon and Morris. Each of the Continuity Agreements, which were amended May 2, 2016, provide for a “double trigger” such that benefits are only payable if there is a change in control (as defined in the Continuity Agreements) followed, within 24 months after the change in control, by involuntary termination without cause (as defined in the Continuity Agreements) or voluntary termination for good reason (as defined in the Continuity Agreements).

Upon such a termination, the Continuity Agreements provide, among other things, for the following benefits:

•	A lump-sum payment of the executive’s accrued but unpaid base salary, accrued vacation pay and other items earned and owed to the executive through and including the effective date of termination;
•	A lump-sum payment of a pro-rated portion of the executive’s annual target bonus opportunity;
•	A lump-sum payment of a specified multiple, which is 2.99 for Mr. Gordon and 1.99 for Mr. Morris, of the executive’s base salary and annual target bonus opportunity;
•	Continuation of health, dental and vision insurance coverage after termination for 36 months for Mr. Gordon and 24 months for Mr. Morris; and
•	Up to $15,000 in executive outplacement services.

On March 1, 2017, the Company entered into Change in Control Severance Agreements (“Change in Control Agreements”) with each of Messrs. Callahan, Menghini and Young. Messrs. Menghini and Callahan subsequently entered into amended Change in Control Agreements on October 22, 2018 and December 11, 2018, respectively. Each of the Change in Control Agreements provide for a “double trigger” such that benefits are only payable if there is a change in control (as defined in the Change in Control Agreements) followed, within 24 months after the change in control, by involuntary termination without cause (as defined in the Change in Control Agreements) or voluntary termination for good reason (as defined in the Change in Control Agreements).

Upon such a termination, the Change in Control Agreements provide, among other things, for the following benefits:

•	A lump-sum payment of accrued but unpaid base salary, accrued vacation pay and other items earned and owed to the them through and including the effective date of termination;
•	A lump-sum payment of a pro-rated portion of the annual target bonus opportunity (as defined in the Change in Control Agreements);
•	A lump-sum payment of a specified multiple, which is 1.99 for Messrs. Callahan and Menghini and 1.0 for Mr. Young, of the executive’s base salary and annual target bonus opportunity ;
•	Continuation of health, dental and vision insurance coverage after termination for 24 months for Messrs. Callahan and Menghini, and 12 months for Mr. Young; and
•	Up to $15,000 in executive outplacement services.

Any severance payments made pursuant to the Change in Control Agreements are conditioned upon certain representations, warranties, covenants and agreements, including, but not limited to, covenants of confidentiality, non-solicitation and non-competition and a release of all claims.

Equity-Based Incentives. Since 2013, our equity award agreements, including those for restricted stock, restricted stock units and performance units, include a double trigger such that the outstanding unvested equity awards will immediately vest only upon a change in control followed by an involuntary termination without cause or a voluntary termination for good reason. In such case, performance units will vest at target.

If we were to terminate any Named Executive Officer’s employment without cause, the service restrictions on any restricted stock or restricted stock units awarded more than 18 months prior to such termination would vest as to a percentage of the award determined by dividing (i) the number of whole months of the Named Executive Officer’s employment beginning on the date of the award through the date of termination (provided that the number of whole months is at least 18) by (ii) 36. With respect to the inducement award of 76,686 shares of restricted stock granted to Mr. Gordon on October 8, 2014, the denominator of such calculation is 60. With respect to the award of 20,834 restricted stock units granted to Mr. Morris on April 23, 2018, the entire amount of the grant would vest upon a termination of Mr. Morris without cause at any time. A termination of any Named Executive Officer’s employment without cause does not result in any vesting of performance units and all such awards would be forfeited, unless the underlying performance period has been completed and the Compensation Committee has yet to certify that the underlying performance goals have been achieved.

If any Named Executive Officer meets the definition of retirement as set out in the restricted share or restricted stock unit award agreements, the service restrictions on any restricted share or restricted stock units would vest as to a percentage of the award determined by dividing (i) the number of whole months of the Named Executive Officer’s employment beginning on the date of the award through the date of termination by (ii) 36. With respect to the inducement award of 76,686 shares of restricted stock granted to Mr. Gordon on October 8, 2014, the denominator of such calculation is 60.

Upon death or disability of a Named Executive Officer, the award agreements in connection with all restricted stock and restricted stock unit awards provide that all restricted stock and restricted stock units will immediately vest. However, the award agreements in connection with our performance unit awards granted in 2016, 2017 and 2018 provide that, upon death, disability or retirement (each as defined in the agreement) the performance units governed by such award agreement will vest to the extent that the three-year performance goals are met, but reduced pro rata to a percentage of that amount determined by dividing (i) the number of whole months of the participant’s employment with the Company or a subsidiary thereof during the performance period by (ii) 36.

Potential Post-Employment Payments as of December 31, 2018

The following tables show the potential payments and benefits due to each Named Executive Officer, who remained an executive officer of our Company as of December 31, 2018, under various employment termination events and under the terms of the Severance Policy, Mr. Gordon’s 2014 offer letter and the applicable Continuity Agreement, as the case may be. These post-employment amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to our Named Executive Officers. The assumptions used in preparation of these tables are consistent with the payments and benefits described above as well as the following assumptions:

•	A termination date of December 31, 2018.
•	A value of $16.32 per share used for the value of our common stock, which was the closing price of our common stock on December 31, 2018.

Charles R. Gordon - President and Chief Executive Officer

Type of Payment	Involuntary Termination without Cause		Involuntary Termination without Cause after a Change in Control		Voluntary Termination for Good Reason after a Change in Control		Retirement	Death		Disability
Severance Compensation	$ 1,372,476		$ 4,789,941		$ 4,789,941		—	—		—
Medical, Dental, Vision, Life, Disability	57,095		43,504		43,504		—	—		—
Outplacement Services	—		15,000		15,000		—	—		—
Unvested Restricted Stock/Restricted Stock Units	2,016,238	(1)	3,178,222	(2)	3,178,222	(2)	(3)	$3,178,222	(2)	$ 3,178,222	(2)
Performance Units	458,772	(1)	1,922,153	(4)	1,922,153	(4)	(3)	1,096,688	(5)	1,096,688	(5)
Total	$ 3,904,581		$ 9,948,820		$ 9,948,820		—	$ 4,274,910		$ 4,274,910

___________________

(1)

The number of shares of unvested restricted stock immediately vesting upon an involuntary termination without cause is 123,544. The number of shares of performance units immediately vesting upon an involuntary termination without cause is 28,111 shares, which is calculated based upon Mr. Gordon’s 2016 performance unit grant of 38,377 shares vesting at 73.250% due to the TSR metric (75%) slightly missing the target goal (97.67% pay out), while the threshold goal for the ROIC metric (25%) was not achieved for the period from January 1, 2016 through December 31, 2018, resulting in 28,111 shares vesting.

(2)

The number of shares of unvested restricted stock immediately vesting upon an involuntary termination without cause after a change of control, voluntary termination for good reason after a change in control, death or disability is 194,744.

(3)	As of December 31, 2018, Mr. Gordon did not meet the definition of “retirement” in the various award agreements.

(4)

The number of unvested performance units immediately vesting upon an involuntary termination without cause after a change of control or voluntary termination for good reason after a change in control is 117,779, which represents 100% “target” value for Mr. Gordon’s 2016, 2017 and 2018 performance unit grants.

(5)

Represents 73.25% of the 2016-2018 performance units granted to Mr. Gordon, or 28,111 performance units. As described above, with respect to the 2016-2018 performance units granted to all Named Executive Officers, such performance units vested as a result of the TSR metric (weighted at 75%) slightly missing the target goal for the period from January 1, 2016 to December 31, 2018, while the ROIC metric (weighted at 25%) was not achieved for the period from January 1, 2016 to December 31, 2018.

Also represents two-thirds, which is equal to the number of whole months of Mr. Gordon’s employment with the Company during the performance period (i.e., 24) divided by 36, of the performance units granted in 2017 (i.e., that relate to the 2017-2019 performance period), or 25,293 performance units. Assumes ROIC and TSR metrics are achieved at target.

Also represents one-third, which is equal to the number of whole months of Mr. Gordon’s employment with the Company during the performance periods (i.e., 12) divided by 36, of the target performance unit award for the performance units granted in 2018 (i.e., that relate to the 2018-2020 performance period), or 13,795 performance units. Assumes ROIC and TSR metrics are achieved at target.

David F. Morris - Executive Vice President and Chief Financial Officer

Type of Payment	Involuntary Termination without Cause		Involuntary Termination without Cause after a Change in Control		Voluntary Termination for Good Reason after a Change in Control		Retirement		Death		Disability
Severance Compensation	$ 660,000		$ 1,796,520		$ 1,796,520		—		—		—
Medical and Dental Benefits	11,749		15,663		15,663		—		—		—
Outplacement Services	15,000		15,000		15,000		—		—		—
Unvested Restricted Stock Units	761,361	(1)	1,022,562	(2)	1,022,562	(2)	$ 421,350	(3)	$ 1,022,562	(2)	$ 1,022,562	(2)
Performance Units	396,951	(1)	682,551	(4)	682,551	(4)	396,886	(5)	396,886	(5)	396,886	(5)
Total	$1,845,061		$ 3,532,296		$ 3,532,296		$ 818,236		$ 1,419,448		$ 1,419,448

___________________

(1)	The number of shares of unvested restricted stock immediately vesting upon an involuntary termination without cause is 46,652.

Mr. Morris would meet the definition of “Retirement” in our equity award agreements in the event of an involuntary termination without cause. Therefore, the number of shares of performance units immediately vesting upon an involuntary termination without cause is 24,323 shares, which is calculated based upon Mr. Morris’ 2016 performance unit grant of 14,254 shares vesting at 73.25% due to the TSR metric (75%) slightly missing the target goal (97.67% pay out), while the threshold goal for the ROIC metric (25%) was not achieved for the period from January 1, 2016 through December 31, 2018, resulting in 10,441 shares vesting.

Also represents two-thirds, which is equal to the number of whole months of Mr. Morris’ employment with the Company during the performance period (i.e., 24) divided by 36, of the performance units granted in 2017 (i.e., that relate to the 2017-2019 performance period), or 9,395 performance units. Assumes ROIC and TSR metrics are achieved at target.

Also represents one-third, which is equal to the number of whole months of Mr. Morris’ employment with the Company during the performance periods (i.e., 12) divided by 36, of the target performance unit award for the performance units granted in 2018 (i.e., that relate to the 2018-2020 performance period), or 4,487 performance units. Assumes ROIC and TSR metrics are achieved at target.

(2)

The number of shares of unvested restricted stock immediately vesting upon an involuntary termination without cause after a change of control, voluntary termination for good reason after a change in control, death or disability is 62,657.

(3)	The number of shares of unvested restricted stock immediately vesting upon retirement is 25,818.

(4)

The number of unvested performance units immediately vesting upon an involuntary termination without cause after a change of control or voluntary termination for good reason after a change in control is 41,823, which represents 100% “target” value for Mr. Morris’ 2016, 2017 and 2018 performance unit grants.

(5)

Represents 73.25% of the 2016-2018 performance units granted to Mr. Morris, or 10,441 performance units. As described above, with respect to the 2016-2018 performance units granted to all Named Executive Officers, such performance units vested as a result of the TSR metric (weighted at 75%) slightly missing the target goal for the period from January 1, 2016 to December 31, 2018, while the ROIC metric (weighted at 25%) was not achieved for the period from January 1, 2016 to December 31, 2018.

Also represents two-thirds, which is equal to the number of whole months of Mr. Morris’ employment with the Company during the performance period (i.e., 24) divided by 36, of the performance units granted in 2017 (i.e., that relate to the 2017-2019 performance period), or 9,395 performance units. Assumes ROIC and TSR metrics are achieved at target.

Also represents one-third, which is equal to the number of whole months of Mr. Morris’ employment with the Company during the performance periods (i.e., 12) divided by 36, of the target performance unit award for the performance units granted in 2018 (i.e., that relate to the 2018-2020 performance period), or 4,483 performance units. Assumes ROIC and TSR metrics are achieved at target.

Stephen P. Callahan - Senior Vice President – Human Resource

Type of Payment	Involuntary Termination without Cause		Involuntary Termination without Cause after a Change in Control		Voluntary Termination for Good Reason after a Change in Control		Retirement	Death		Disability
Severance Compensation	$442,500		$1,028,075		$1,028,075		—	—		—
Medical and Dental Benefits	18,227		24,302		24,302		—	—		—
Outplacement Services	15,000		15,000		15,000		—	—		—
Unvested Restricted Stock/Restricted Stock Units	134,232	(1)	255,424	(2)	255,424	(2)	(3)	$ 255,424	(2)	$ 255,424	(2)
Performance Units	65,541	(1)	255,424	(4)	255,424	(4)	(3)	149,393	(5)	149,393	(5)
Total	$ 675,500		$ 1,578,225		$ 1,578,225		—	$ 404,817		$ 408,817

___________________

(1)

The number of shares of unvested restricted stock immediately vesting upon an involuntary termination without cause is 8,225. The number of shares of performance units immediately vesting upon an involuntary termination without cause is 4,016 shares, which is calculated based upon Mr. Callahan’s 2016 performance unit grant of 5,482 shares vesting at 73.250% due to the TSR metric (75%) slightly missing the target goal (97.67% pay out), while the threshold goal for the ROIC metric (25%) was not achieved for the period from January 1, 2016 through December 31, 2018, resulting in 4,016 shares vesting.

(2)

The number of shares of unvested restricted stock/restricted stock units immediately vesting upon an involuntary termination without cause after a change of control, voluntary termination for good reason after a change in control, death or disability is 15,651.

(3)	As of December 31, 2018, Mr. Callahan did not meet the definition of “retirement” in the various award agreements.

(4)

The number of unvested performance units immediately vesting upon an involuntary termination without cause after a change of control or voluntary termination for good reason after a change in control is 15,651, which represents all outstanding performance unit awards vesting at “target” value.

(5)

Represents 73.25% of the 2016-2018 performance units granted to Mr. Callahan, or 4,106 performance units. As described above, with respect to the 2016-2018 performance units granted to all Named Executive Officers, such performance units vested as a result of the TSR metric (weighted at 75%) slightly missing the target goal for the period from January 1, 2016 to December 31, 2018, while the ROIC metric (weighted at 25%) was not achieved for the period from January 1, 2016 to December 31, 2018.

Also represents two-thirds, which is equal to the number of whole months of Mr. Callahan’s employment with the Company during the performance period (i.e., 24) divided by 36, of the performance units granted in 2017 (i.e., that relate to the 2017-2019 performance period), or 3,324 performance units. Assumes ROIC and TSR metrics are achieved at target.

Also represents one-third, which is equal to the number of whole months of Mr. Callahan’s employment with the Company during the performance periods (i.e., 12) divided by 36, of the target performance unit award for the performance units granted in 2018 (i.e., that relate to the 2018-2020 performance period), or 1,724 performance units. Assumes ROIC and TSR metrics are achieved at target.

Mark A. Menghini - Senior Vice President, General Counsel and Secretary

Type of Payment	Involuntary Termination without Cause		Involuntary Termination without Cause after a Change in Control		Voluntary Termination for Good Reason after a Change in Control		Retirement	Death		Disability
Severance Compensation	$ 487,500		$ 1,132,625		$1,132,625		—	—		—
Medical and Dental Benefits	12,805		17,071		17,071		—	—		—
Outplacement Services	15,000		15,000		15,000		—	—		—
Unvested Restricted Stock/Restricted Stock Units	147,680	(1)	317,881	(2)	317,881	(2)	(3)	$ 317,881	(2)	$ 317,881	(2)
Performance Units	52,436	(1)	194,404	(4)	194,404	(4)	(3)	113,963	(5)	113,963	(5)
Total	$ 715,421		$1,676,981		$1,676,981		—	$ 431,844		$ 431,844

___________________

(1)

The number of shares of unvested restricted stock immediately vesting upon an involuntary termination without cause is 9,049. The number of shares of performance units immediately vesting upon an involuntary termination without cause is 3,213 shares, which is calculated based upon Mr. Menghini’s 2016 performance unit grant of 4,386 shares vesting at 73.250% due to the TSR metric (75%) slightly missing the target goal (97.67% pay out), while the threshold goal for the ROIC metric (25%) was not achieved for the period from January 1, 2016 through December 31, 2018, resulting in 3,213 shares vesting.

(2)

The number of shares of unvested restricted stock/restricted stock units immediately vesting upon an involuntary termination without cause after a change of control, voluntary termination for good reason after a change in control, death or disability is 19,478.

(3)	As of December 31, 2018, Mr. Menghini did not meet the definition of “retirement” in the various award agreements.

(4)

The number of unvested performance units immediately vesting upon an involuntary termination without cause after a change of control or voluntary termination for good reason after a change in control is 11,912, which represents 100% “target” value for Mr. Menghini’s 2016, 2017 and 2018 performance unit grants.

(5)

Represents 73.25% of the 2016-2018 performance units granted to Mr. Menghini, or 3,213 performance units. As described above, with respect to the 2016-2018 performance units granted to all Named Executive Officers, such performance units vested as a result of the TSR metric (weighted at 75%) slightly missing the target goal for the period from January 1, 2016 to December 31, 2018, while the ROIC metric (weighted at 25%) was not achieved for the period from January 1, 2016 to December 31, 2018.

Also represents two-thirds, which is equal to the number of whole months of Mr. Menghini’s employment with the Company during the performance period (i.e., 24) divided by 36, of the performance units granted in 2017 (i.e., that relate to the 2017-2019 performance period), or 2,529 performance units. Assumes ROIC and TSR metrics are achieved at target.

Also represents one-third, which is equal to the number of whole months of Mr. Menghini’s employment with the Company during the performance periods (i.e., 12) divided by 36, of the target performance unit award for the performance units granted in 2018 (i.e., that relate to the 2018-2020 performance period), or 1,241 performance units. Assumes ROIC and TSR metrics are achieved at target.

Kenneth L. Young - Senior Vice President, Controller and Treasurer

Type of Payment	Involuntary Termination without Cause		Involuntary Termination without Cause after a Change in Control		Voluntary Termination for Good Reason after a Change in Control		Retirement		Death		Disability
Severance Compensation	$ 249,075		$ 448,335		$ 448,335		—		—		—
Medical and Dental Benefits	5,125		5,125		5,125		—		—		—
Outplacement Services	10,000		15,000		15,000		—		—		—
Unvested Restricted Stock/Restricted Stock Units	68,577	(1)	109,475	(2)	109,475	(2)	$ 69,050	(3)	$ 109,475	(2)	$ 109,475	(2)
Performance Units	64,366	(1)	109,475	(4)	109,475	(4)	64,333	(5)	64,333	(5)	64,333	(5)
Total	$ 397,143		$ 687,410		$ 687,410		$ 133,383		$ 173,808		$ 173,808

___________________

(1)	The number of shares of unvested restricted stock immediately vesting upon an involuntary termination without cause is 4,202.

Mr. Young would meet the definition of “Retirement” in our equity award agreements in the event of an involuntary termination without cause. Therefore, the number of shares of performance units immediately vesting upon an involuntary termination without cause is 3,944 shares, which is calculated based upon Mr. Young’s 2016 performance unit grant of 2,467 shares vesting at 73.25% due to the TSR metric (75%) slightly missing the target goal (97.67% pay out), while the threshold goal for the ROIC metric (25%) was not achieved for the period from January 1, 2016 through December 31, 2018, resulting in 1,807 shares vesting.

Also represents two-thirds, which is equal to the number of whole months of Mr. Young’s employment with the Company during the performance period (i.e., 24) divided by 36, of the performance units granted in 2017 (i.e., that relate to the 2017-2019 performance period), or 1,447 performance units. Assumes ROIC and TSR metrics are achieved at target.

Also represents one-third, which is equal to the number of whole months of Mr. Young’s employment with the Company during the performance periods (i.e., 12) divided by 36, of the target performance unit award for the performance units granted in 2018 (i.e., that relate to the 2018-2020 performance period), or 690 performance units. Assumes ROIC and TSR metrics are achieved at target.

(2)

The number of shares of unvested restricted stock immediately vesting upon an involuntary termination without cause after a change of control, voluntary termination for good reason after a change in control, death or disability is 6,708.

(3)	The number of shares of unvested restricted stock immediately vesting upon retirement is 4,231.

(4)

The number of unvested performance units immediately vesting upon an involuntary termination without cause after a change of control or voluntary termination for good reason after a change in control is 6,708, which represents 100% “target” value for Mr. Young’s 2016, 2017 and 2018 performance unit grants.

(6)

Represents 73.25% of the 2016-2018 performance units granted to Mr. Young, or 1,807 performance units. As described above, with respect to the 2016-2018 performance units granted to all Named Executive Officers, such performance units vested as a result of the TSR metric (weighted at 75%) slightly missing the target goal for the period from January 1, 2016 to December 31, 2018, while the ROIC metric (weighted at 25%) was not achieved for the period from January 1, 2016 to December 31, 2018.

Also represents two-thirds, which is equal to the number of whole months of Mr. Young’s employment with the Company during the performance period (i.e., 24) divided by 36, of the performance units granted in 2017 (i.e., that relate to the 2017-2019 performance period), or 1,445 performance units. Assumes ROIC and TSR metrics are achieved at target.

Also represents one-third, which is equal to the number of whole months of Mr. Young’s employment with the Company during the performance periods (i.e., 12) divided by 36, of the target performance unit award for the performance units granted in 2018 (i.e., that relate to the 2018-2020 performance period), or 690 performance units. Assumes ROIC and TSR metrics are achieved at target.

INFORMATION CONCERNING CERTAIN STOCKHOLDERS

The table below sets forth certain information as of March 1, 2019 with respect to the number of shares of our common stock owned by:

•	each of our Named Executive Officers,

•	each of our directors,

•	each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, and

•	all of our directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Common Stock (%)
BlackRock, Inc. 55 East 52nd Street New York, New York 10022	5,028,912	(3)	15.84%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	3,272,928	(4)	10.31
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, Maryland 21202	3,743,424	(5)	11.79
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas 78746	2,697,868	(6)	8.50
Charles R. Gordon	371,311	(7)	1.17
Stephen P. Callahan	23,313	(8)	— (9)
Stephen P. Cortinovis	86,300	(10)	— (9)
Stephanie A. Cuskley	59,208	(11)	— (9)
Walter J. Galvin	54,928	(12)	— (9)
Rhonda Germany Ballintyn	15,707	(13)	— (9)
Juanita H. Hinshaw	66,974	(14)	— (9)
Mark A. Menghini	32,819	(15)	— (9)
Kenneth L. Young	22,028	(16)	— (9)
David F. Morris	256,955	(17)	— (9)
M. Richard Smith	52,644	(18)	— (9)
Alfred L. Woods	137,330	(19)	— (9)
Phillip D. Wright	57,651	(20)	— (9)
Directors and executive officers as a group (13 persons)	1,237,168	(21)	3.90

__________

(1)	The address for each of our directors and executive officers (current and former) is 17988 Edison Avenue, Chesterfield, Missouri 63005.

(2)

Except as otherwise indicated, as of March 1, 2019, all shares are owned with sole voting and investment power. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. For the listed officers and directors, the number of shares beneficially owned includes shares of common stock that the individual had the right to acquire within 60 days after March 1, 2019, including through the exercise of stock options.

References to stock options in the footnotes to this table include only those options that are or will become exercisable within 60 days after March 1, 2019. Since deferred stock units are fully vested at award, all deferred stock unit grants to directors are included. Also included are shares of restricted stock and restricted stock units.

(3)

The information provided herein is based on Amendment No. 10 to Schedule 13G filed by BlackRock, Inc. with the Securities and Exchange Commission on January 24, 2019. The information in Amendment No. 10 to Schedule 13G indicates that, at December 31, 2018, BlackRock, Inc. possessed the sole power to vote 4,787,091 shares and sole power to direct the disposition of 5,028,912 shares.

(4)

The information provided herein is based on Amendment 9 to Schedule 13G filed by The Vanguard Group, Inc. with the Securities and Exchange Commission on February 11, 2019. The information in Amendment 8 to Schedule 13G indicates that, at January 31, 2019, The Vanguard Group, Inc. possessed the sole power to vote 33165 shares, the shared power to vote 12,227 shares, the sole power to direct the disposition of 3,232,301 shares and the shared power to direct the disposition of 40,627 shares. The aggregate amount of shares beneficially owned by The Vanguard Group, Inc. is 3,272,928 shares.

(5)

The information provided herein is based on Amendment 8 to Schedule 13G filed by T. Rowe Price Associates, Inc. with the Securities and Exchange Commission on February 14, 2019. The information in Amendment 8 to Schedule 13G indicates that, at December 31, 2019, T. Rowe Price Associates, Inc. had sole voting power with respect to 1,127,502 shares of our common stock and sole dispositive power with respect to 3,743,424 shares of our common stock.

(6)

The information provided herein is based on Amendment 5 to Schedule 13G filed by Dimensional Fund Advisors LP with the Securities and Exchange Commission on February 8, 2019. The information in Amendment 5 to Schedule 13G indicates that, at December 31, 2018, Dimensional Fund Advisors LP had the sole power to vote 2,623,750 shares and sole power to direct the disposition of 2,697,868 shares. These securities are owned by various investment companies, commingled funds, group trusts and separate accounts, which Dimensional Fund Advisors LP or its subsidiaries, serve as an investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Dimensional Fund Advisors LP is deemed to be a beneficial owner of these securities; however, Dimensional Fund Advisors LP expressly disclaims that it is, in fact, the beneficial owner of these securities.

(7)

Charles Gordon. Represents 153,227 shares of common stock (of which 5,455 shares are held in Mr. Gordon’s Individual Retirement Account), 76,686 shares of restricted stock, 134,985 restricted stock units and 6,413 deferred stock units.

(8)	Stephen Callahan. Represents 6,351 shares of common stock and 16,962 restricted stock units.

(9)	Less than one percent.

(10)

Stephen Cortinovis. Represents 55,789 shares of common stock (of which 10,200 shares are held in Mr. Cortinovis’ Individual Retirement Account, 2,800 shares are held in Mr. Cortinovis’ spouse’s Individual Retirement Account and 26,677 shares are held in a trust in the name of Mr. Cortinovis’ spouse pursuant to which Mr. Cortinovis is the primary beneficiary) and 30,511 deferred stock units.

(11)	Stephanie Cuskley. Represents 4,159 shares of common stock and 55,049 deferred stock units.

(12)	Walter Galvin. Represents 12,000 shares of common stock and 42,928 deferred stock units.

(13)	Rhonda Germany Ballintyn. Represents 5,800 shares of common stock and 9,907 deferred stock units.

(14)	Juanita Hinshaw. Represents 31,232 shares of common stock and 35,742 deferred stock units.

(15)	Mark Menghini. Represents 13,057 shares of common stock and 19,762 restricted stock units.

(16)	Ken Young. Represents 15,317 shares of common stock and 6,711 restricted stock units.

(17)

David Morris. Represents the following direct holdings: (a) 159,910 shares of common stock, of which 3,500 are held in an IRA and 48,362 are pledged as collateral for certain personal loans with a third party; and (b) 64,460 restricted stock units. Also represents: (a) 2,950 shares of common stock held by Mr. Morris’ spouse in an IRA; and (b) 26,135 shares held by Mr. Morris’ spouse, of which 23,000 are pledged as collateral for certain personal loans with a third party. Mr. Morris disclaims that he is the beneficial owner of the securities held by his spouse.

(18)

M. Richard Smith. Represents 35,632 shares of common stock (all of which shares are held by a family trust for the benefit of Mr. Smith and his spouse for which he and his spouse serve as trustees) and 17,012 deferred stock units.

(19)	Alfred Woods. Represents 83,634 shares of common stock and 53,696 deferred stock units.

(20)	Phillip Wright. Represents 28,106 shares of common stock (10,000 of which are held in Mr. Wright’s Individual Retirement Account) and 29,545 deferred stock units.

(21)	Includes 636,799 shares of common stock, 76,686 shares of restricted stock, 242,880 restricted stock units and 280,803 deferred stock units.

RELATED-PARTY TRANSACTIONS

Pursuant to its charter, our Audit Committee is responsible for reviewing and approving all transactions of our Company in which a related person has a direct or indirect material interest and the amount involved exceeds $120,000. It is our policy that executive management notify our Audit Committee of any transaction that may be deemed a related-party transaction. Upon such a notification, the Audit Committee will meet to review the terms of such a transaction and make any necessary determinations.

We maintain various written policies and procedures relating to the review, approval or ratification of transactions in which we, or any of our directors, officers or employees, may have a direct or indirect material interest. Our Code of Conduct, which may be found on our website at www.aegion.com under “Investors” and then “Corporate Governance,” prohibits our directors, officers and employees from engaging in specified activities that may constitute a conflict of interest with the Company without prior approval of management or our Board or Audit Committee, as appropriate. Activities that may constitute a conflict of interest with our Company and require prior approval include: (a) investing in or being an officer or employee of one of our customers, suppliers, subcontractors or competitors; (b) having a business interest in a company competing with or doing business with our Company; (c) receiving any benefit, either direct or indirect, from the investment in or association with a company that our Company may have otherwise received; and (d) engaging in a transaction with our Company personally or through an affiliate.

Additionally, we require each of our directors and officers to complete a comprehensive questionnaire each year that, among other things, identifies any transactions or potential transactions with us in which the director or officer, or a family member or associated entity, has any interest, financial or otherwise. Our directors and officers are also required to update their information if there are changes throughout the year.

We believe that these policies and procedures ensure that all related-party transactions are appropriately reviewed and, if required, disclosed pursuant to the rules of the Securities and Exchange Commission.

For 2018, we had no related-party transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To our knowledge, based solely upon a review of copies of reports received by us pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and written representations that no other reports were required to be filed, we believe that all filing requirements applicable to our directors and officers under Section 16(a) with respect to 2018 were satisfied, with the exception of one late filing by Mr. Woods regarding a sale of shares on May 7, 2018.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are seeking an advisory vote from our stockholders to approve the compensation of our Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K (including in the Compensation and Discussion Analysis section (“CD&A”), compensation tables and accompanying narrative disclosures). Item 402 of Regulation S-K of the Securities and Exchange Commission sets forth what companies must include in their CD&A and compensation tables. As required by Section 14A of the Securities Exchange Act of 1934, as amended, this is an advisory vote, which means that our Board will consider our stockholders’ vote on this proposal when making future compensation decisions for our Named Executive Officers. We plan to hold this vote annually.

As discussed in the CD&A, our Compensation Committee, with assistance from its independent compensation consultant, has structured our compensation program to emphasize pay for performance. The compensation opportunities provided to our Named Executive Officers, as well as our other executives, are highly dependent on our and each individual’s performance, which in turn drives the enhancement of stockholder value. Our Compensation Committee will continue to emphasize responsible compensation arrangements designed to attract, motivate, reward and retain executive talent required to achieve our corporate objectives and to align with the interests of our long-term stockholders.

You have the opportunity to vote for or against or to abstain from voting on the following advisory resolution relating to executive compensation:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the CD&A, compensation tables and narrative discussion set forth in this Proxy Statement, is hereby approved.”

In deciding how to vote on this proposal, you are encouraged to consider the description of the Compensation Committee’s executive compensation philosophy and its decisions in the CD&A, especially the following:

Pay for Performance. The foundation of all decisions regarding executive compensation is a strong pay for performance philosophy. We mix our compensation elements to create a strong correlation between corporate performance and the pay of our executive officers, aligning the interests of our executives with our stockholders. Specifically, in 2018, this philosophy was demonstrated by the fact that:

•	Based upon an annual market compensation analysis and an analysis of individual performance, modest base salary increases (between 2.5% and 9.2%) were awarded to our Named Executive Officers for 2018;

•

No cash incentive payments under our 2018 Annual Incentive Plan were paid to our Named Executive Officers based on the Company’s 2018 actual EBT (as defined in the 2018 Annual Incentive Plan) being below the threshold EBT amount in the 2018 Annual Incentive Plan. However, in recognition of the additional efforts expended in 2018 by several of our Named Executive Officers in managing significant global restructuring efforts while transitioning into new roles with increased responsibilities with the Company, our Compensation Committee approved Mr. Gordon’s exercise of discretion to award Messrs. Morris, Callahan, Menghini and Young with cash incentive payments calculated at 33% of their target amounts under the 2018 Annual Incentive Plan. This calculated amount is consistent with the actual payout percentage made to non-executive officer employees under the 2018 Annual Incentive Plan;

•

Equity award values awarded to our Named Executive Officers were held flat for Messrs. Morris[7] and Young and increased for Messrs. Gordon (14.3%), Callahan (8.7%) and Menghini (2.9%)[8] based on individual performance and an annual analysis of executive compensation market data;

•

For our Named Executive Officers, the performance units from the 2016-2018 grant vested at 73.25% of target value as a result of the ROIC metric (25%) not being achieved and the Total Stockholder Return (“TSR”) metric (75%) slightly missing the target over the three year cumulative period (for the three-year performance period (January 1, 2016 – December 31, 2018). Our TSR was negative 14.1038% compared to negative 14.0995% for our TSR peer group at the 50th percentile, which resulted in the performance units tied to the TSR metric paying out at 97.67% of target.

Favorable Pay Practices. In support of our pay for performance philosophy, our executive compensation program is based on favorable pay practices, including the following:

•

Our Compensation Committee is advised by an independent advisor that keep the Compensation Committee apprised of developments and best practices. The independent advisor does not perform any services for management.

•

Our executive compensation program does not encourage imprudent risk and does not permit or include problematic pay practices such as the repricing of “underwater” stock options without stockholder approval, or excessive perquisites or tax gross-up payments (including in the event of change in control).

•

In 2014, we removed the possibility of annual vesting from our performance units. Now, vesting is based on a three-year performance period, which we believe enhances the long-term nature of these awards.

•	We target all components of compensation of the 50th percentile of our peer group companies.

•	We maintain both anti-hedging and anti-pledging policies applicable to directors and officers of the Company with regard to Company stock.

•

Since 2013, we have included double triggers in all of our long-term incentive award agreements so that accelerated vesting of such awards occurs only upon a change in control coupled with a subsequent termination of employment without “cause” or for “good reason”.

•

In 2018, we amended our performance unit award agreements by adding a one year post-vesting holding period, a 400% cap on payout value of units tied to TSR and a 100% cap on payout value of units tied to TSR in the event we fail to achieve positive total shareholder return during the three-year performance period.

We believe our executive compensation program is well-designed, appropriately aligns executive pay with Company performance and attracts, motivates, rewards and retains individuals who can achieve superior financial results.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices as described in this Proxy Statement.

7 Mr. Morris received an off-cycle, five-year cliff vesting restricted stock unit award, dated April 23, 2018, in the amount of $500,000 in conjunction with his appointment as Chief Financial Officer.

8 Mr. Menghini received an additional off-cycle, three-year cliff vesting restricted stock unit award in the amount of $120,000 in conjunction with his appointment as General Counsel and Secretary on May 10, 2018.

Although the vote is advisory only, our Board of Directors and Compensation Committee will review the voting results in connection with their ongoing evaluation of our Company’s compensation program. Our Board will consider the vote of a majority of the shares of our common stock cast on this proposal at our 2019 Annual Meeting of Stockholders as the advice of our stockholders on this matter. The next advisory vote on executive compensation will occur at the 2020 Annual Meeting of Stockholders.

Our Board of Directors recommends a vote “For” the resolution as set forth above.

PROPOSAL 3: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE

2016 NON-EMPLOYEE DIRECTOR EQUITY PLAN

The Company has established the 2016 Non-Employee Director Equity Plan (the “2016 Director Plan”), which was approved by our stockholders at the 2016 Annual Meeting of Stockholders. Subject to stockholder approval at the 2019 Annual Meeting of Stockholders, our Board of Directors has approved an amendment and restatement of the 2016 Directors Plan (as amended and restated, the “Amended and Restated Plan”) to (a) increase the number of shares of Common Stock available under the 2016 Directors Plan by 300,000, to 466,544 total shares of Common Stock, and (b) add a minimum one-year vesting period, subject to early vesting upon a director’s death, disability, or a change in control of the Company.

The Amended and Restated Plan provides for the granting of stock units to our non-employee directors at the discretion of our Board of Directors. Our Board of Directors believes that it is in our best interest to have sufficient shares available under the plan for awards to non-employee directors. In addition, our Board of Directors believes that the Amended and Restated Plan advances the interests of our Company and stockholders by aligning our non-employee directors’ interests in our financial performance more directly to those of our stockholders.

As the date of this proxy statement, there were 68,689 shares of the Common Stock available for issuance under the 2016 Director Plan. Each year, the Company undergoes a process of evaluating the dilution of shares of the Company’s Common Stock that are reserved and available under our then-existing equity incentive plans. When the Company determines that it is necessary to add shares to a plan, we seek stockholder approval for such addition consistent with applicable law. As part of our annual review process in 2019, the Company identified the need to increase the number of shares available for issuance under the 2016 Director Plan by adoption of the Amended and Restated Plan in order to meet our projected demands for the next seven years approximately (including anticipated grants to be made in 2019).

The Amended and Restated Plan increases the total number of shares of the Company’s Common Stock reserved and available for issuance in connection with awards granted under the 2016 Director Plan by 300,000 shares. If the Amended and Restated Plan is approved by the Company’s stockholders, the maximum number of shares of Common Stock reserved and available for issuance in connection with awards under the Amended and Restated Plan will be 466,544 shares. If the Amended and Restated Plan is not approved by the Company’s stockholders, the Company will be able to continue to issue stock units under the 2016 Director Plan as currently in effect until the shares remaining for future grants are exhausted.

The Amended and Restated Plan also requires a one-year minimum vesting period for all stock units awarded, except stock units received in lieu of cash at the election of a director. The stock unit awards are subject to early vesting upon a director’s death, disability, or a change in control of the Company. If a director’s service as a director of the Company is terminated for any reason other than those set forth in the immediately preceding sentence, the director forfeits all unvested stock units.

Description of the Amended and Restated Plan

The following summary of the material features of the Amended and Restated Plan is qualified in its entirety by reference to the text of the Amended and Restated Plan, a copy of which is attached to this Proxy Statement as Appendix A.

Administration. The Amended and Restated Plan is administered by our Board of Directors. Subject to the provisions of the plan, our Board of Directors has exclusive authority to interpret and administer the plan, to establish, amend and rescind any rules and regulations relating to the plan and to take all steps and make all determinations necessary or advisable for the administration of the plan.

Eligibility. All of our directors who are not employed by us or any of our affiliates during a calendar year are eligible to receive awards made pursuant to the plan with respect to such calendar year.

Shares Subject to the Plan. The number of shares authorized for issuance under the Amended and Restated Plan is the sum of: (i) any shares that were available for issuance under the Company’s 2011 Non-Employee Director Equity Plan immediately prior to the effective date of the 2016 Director Plan ( 26,544 shares); plus (ii) 440,000 shares, subject in each case to adjustment in the event of any subsequent change in the number of issued shares of our Common Stock without new consideration, such as in a stock dividend, stock split or similar issuance. Shares underlying stock units that are forfeited or cancelled, or are settled in cash, shall be added back to the number of shares that shall be available for subsequent issuance under the Amended and Restated Plan.

Maximum Individual Award. The aggregate value of the awards granted under the Amended and Restated Plan, to any participant other than the Chairman of the Board, shall not exceed $250,000 in any calendar year. The aggregate value of the awards granted under the Amended and Restated Plan to the Chairman of the Board shall not exceed $350,000 in any calendar year.

Stock Units. Stock units are the only type of award that can be granted under the Amended and Restated Plan. Stock units represent the right to receive shares of our Common Stock at a time or upon terms designated in the award agreement; provided, however, that in no case shall the shares underlying the stock units be issuable prior to the third anniversary of the date of grant, except in case of a change in control of the Company, or the death or retirement of the director. Our Board of Directors may in its discretion provide in the award agreement that the holder will be entitled to payments in cash, or adjustments in the number of stock units, equivalent in value to the dividends on our Common Stock as if the stock units were shares of Common Stock at our dividend payment dates. Historically, we have not paid dividends on Common Stock although we could pay dividends in the future depending on appropriate circumstances. If a director elects to receive stock units in lieu of his or her annual cash compensation due for board and/or committee service (which election must be made before the beginning of the calendar year during which the director’s service is being performed), the shares underlying these stock units are issuable upon the later of (i) one-year anniversary of the date of such grant and (ii) the date specified by the director in the deferral election.

Minimum Vesting Period. All stock units awarded under the Amended and Restated Plan are subject to a minimum vesting period of one year from the date of grant, provided that such stock units shall vest immediately if (a) a director’s service as a director the Company terminates by reason of death or disability, or (b) there is a change in control of the Company. The minimum vesting period does not apply to stock units received in lieu of cash at the election of a director.

No Rights as a Stockholder. Except for dividend equivalent payments that may be applicable to stock units (in those instances in which the Board, in its discretion, has expressly provided for such payments), holders of stock units will not have any rights as a stockholder on the basis of the awards.

Effective Date, Amendments and Duration. The Amended and Restated Plan will become effective on the day after it is approved by our stockholders at the 2019 Annual Meeting.

Our Board of Directors may amend or modify the Amended and Restated Plan at any time except an amendment or modification (i) changing selection or eligibility requirements under the plan, (ii) increasing the number of shares of Common Stock that may be issued under the plan, or (iii) increasing the amount or type of benefits that may be granted under the plan. Our Board of Directors may not reduce the amount or change the terms and conditions of any outstanding stock unit without the holder’s consent.

The Amended and Restated Plan will be effective until April 20, 2026 unless our Board of Directors terminates the plan earlier or extends it past such effective date. The Board of Directors may suspend or terminate the plan at any time and for any reason.

Federal Tax Consequences

No income will be realized upon grant by the holders of stock units, and we will not be entitled to a deduction at such time.

A holder will realize ordinary income as a result of an award of stock units in an amount equal to the fair market value of such shares at the time shares of Common Stock underlying any stock unit awards are issued. We will be entitled to a corresponding deduction equal to the income realized in the year that the shares are issued.

Amounts that holders are required to recognize as ordinary income are treated as “self-employment income” for purposes of the Self-Employment Contributions Act.

The tax consequences to the holder of an award described above assume that, to the extent any award under the plan is subject to the requirements of Section 409A of the Code, such award will comply with that section. In the event any such award that is subject to Section 409A was determined not to be in compliance with the section, the holder could be subject to earlier taxation, a penalty tax of 20% of the amount includible in gross income, and interest on federal income taxes that would have been payable if the amount were taxable when first deferred.

When the holder sells shares received upon payment of a stock unit, the holder will recognize capital gain or loss on the difference between holder’s adjusted basis in the shares and the sale price. Capital gain or loss on the sale of the shares will be short-term capital gain or loss if the shares are sold one year or less after receipt. The capital gain or loss on shares held for more than one year will be long-term capital gain or loss.

New Plan Benefits

Currently, our eight non-employee directors are eligible to participate in the Amended and Restated Plan. Awards will be granted under the plan in the discretion of our Board of Directors and may vary year to year subject to the plan limitations on individual awards. Thus, the amount of stock units to be granted under the plan is not determinable as of the date of this Proxy Statement. However, please see “Director Compensation” beginning on page 21 of this Proxy Statement for a description of awards granted under the plan during 2018.

Historic Use of Equity, Outstanding Awards and Dilution

The table below sets forth our historic use of equity with respect to both employees and non-employee directors in 2018, 2017 and 2016.

Fiscal Year Ended December 31,	2018	2017	2016
Stock options granted	0	0	0
Time-based restricted stock and restricted stock units granted	281,567	257,534	335,026
Deferred stock units granted (to non-employee directors)	45,681	47,091	45,886
Performance-based restricted stock and restricted stock units earned	296,909	49,672	0
Weighted average basic common shares outstanding	32,345,282	33,150,949	34,713,937

As of the date of this Proxy Statement, we have 0 stock options outstanding, 76,686 shares of restricted stock outstanding, 763,810 restricted stock units outstanding, 397,784 performance units outstanding and 280,803 deferred stock units outstanding. Further, there are 1,884,651 shares remaining available for awards under our 2016 Employee Equity Incentive Plan and 68,689 shares remaining for awards under the 2016 Director Plan. In aggregate, these outstanding equity awards and remaining available shares, when combined with the 300,000 new shares under the Amended and Restated Plan, if approved by our stockholders, result in a dilution level of approximately 10.6%.

Equity Compensation Plan Information

      The following table provides information as of December 31, 2018 with respect to the shares of Common Stock that may be issued under our existing equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	1,483,338	$22.60	2,820,947
Equity compensation plans not approved by security holders	—	—	—
Total	1,483,338	$22.60	2,820,947

_________________________________

(1)

The number of securities to be issued upon exercise of granted/awarded options, warrants and rights includes: (i) 52,783 stock options; (ii) 1,143,205 restricted stock, restricted stock units and restricted performance units; and (iii) 287,350 deferred stock units outstanding at December 31, 2018.

Required Vote for Approval

      The required vote for approval of the Amended and Restated Plan is the affirmative vote of a majority of the shares of Company Common Stock cast on this proposal at our 2019 Annual Meeting of Stockholders.

Our Board of Directors recommends a vote “For” the approval of the
Amended and Restated Plan

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Our Board of Directors, upon the recommendation of the Audit Committee of the Board, has appointed PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2019. A resolution will be presented at the meeting to ratify the appointment of PricewaterhouseCoopers LLP.

PricewaterhouseCoopers LLP served as our independent auditors for the year ended December 31, 2018. A representative of PricewaterhouseCoopers LLP is expected to be present at our 2019 Annual Meeting of Stockholders to respond to appropriate questions from our stockholders and to make a statement if they so desire.

Independent Auditors’ Fees

Consistent with its charter adopted by our Board of Directors, the Audit Committee pre-approves all auditing services and all non-audit services (to the extent such non-audit services are permissible) to be provided by our independent auditors. Proposed audit and non-audit services are presented to our Audit Committee periodically for pre-approval, based on a budget that includes a description of, and a budgeted amount for, particular categories of audit services, non-audit services, tax services and other services. Our Audit Committee’s approval is required to exceed the budgeted amount. In addition, as permitted by law, the Chair of our Audit Committee may pre-approve services or changes to estimated, approved fees. If our Audit Committee Chair pre-approves services on behalf of the Audit Committee, the services are presented to our Audit Committee for ratification at its next regularly scheduled meeting.

In our two most recent fiscal years, we paid the following amounts to our independent auditors, all of which were approved by our Audit Committee:

	2018	2017(1)
Audit Fees	$2,503,230	$2,523,537
Audit-Related Fees	75,000	25,000
Tax Fees	18,481	328,195
All Other Fees	—	—
Total	$2,596,711	$2,876,732

____________________

(1)

2017 Audit Fees have been revised (reduced $4,080) from the amount presented in our 2018 Proxy Statement after a final accounting of the 2017 Audit Fees was performed in 2018. The 2018 Proxy Statement reported 2017 Audit Fees of $2,527,617, with a total of $2,880,812 paid to our independent auditors.

Audit Fees. In 2018, we paid an aggregate of $2,503,230 to PricewaterhouseCoopers LLP for (i) the 2018 fiscal year audit, (ii) the review of the financial statements included in our 2018 quarterly reports on Form 10-Q, (iii) statutory and subsidiary audits, and (iv) audit efforts relating to internal controls over financial reporting. In 2017, we paid an aggregate of $2,876,732 to PricewaterhouseCoopers LLP for (i) the 2017 fiscal year audit, (ii) the review of the financial statements included in our 2017 quarterly reports on Form 10-Q, (iii) statutory and subsidiary audits, and (iv) audit efforts relating to internal controls over financial reporting.

Audit-Related Fees. In 2018, we paid PricewaterhouseCoopers LLP $75,000 for audit-related services for due diligence. In 2017, we paid PricewaterhouseCoopers LLP $25,000 for audit-related services for due diligence related to potential acquisitions.

Tax Fees. In 2018, we paid an aggregate of $18,481 for tax compliance and tax preparation services. In 2017, we paid an aggregate of $328,195 for tax compliance and tax preparation services.

All Other Fees. In 2018 and 2017, PricewaterhouseCoopers LLP did not perform any services for us other than those described above.

We intend to use our independent auditors to provide only audit, audit-related and tax services in the future.

Vote Required for Ratification of the Appointment of Independent Auditors

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2019 will require the affirmative vote of a majority of the shares of our common stock cast on this proposal at the 2019 Annual Meeting of Stockholders.

Our Board of Directors recommends a vote “For” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2019.

OTHER MATTERS

Our Board does not know of any other matters that may be brought before the 2019 Annual Meeting of Stockholders. However, if any other matters are properly presented for action, it is the intention of the persons named in the proxy card to vote the shares represented thereby in accordance with their judgment on such matters.

HOUSEHOLDING OF MATERIALS

In some instances, only one copy of this Proxy Statement or our 2018 Annual Report is being delivered to multiple stockholders sharing an address, unless we have received instructions from one or more of the stockholders to continue to deliver multiple copies. We will deliver promptly upon oral or written request a separate copy of this Proxy Statement or 2018 Annual Report, as applicable, to any stockholder at your address. If you wish to receive a separate copy of this Proxy Statement or 2018 Annual Report, you may call us at (636) 530-8000 or send a written request to Aegion Corporation, 17988 Edison Avenue, Chesterfield, Missouri 63005, Attention: Secretary. Alternatively, stockholders sharing an address who now receive multiple copies of this Proxy Statement or Annual Report may request delivery of a single copy also by calling us at the number or writing to us at the address listed above.

STOCKHOLDER PROPOSALS

Our By-Laws provide that, in order for a stockholder to nominate a candidate for director or to bring other business before a meeting of stockholders, the stockholder must have given timely notice thereof in writing to our Secretary at our principal executive office.

For the nomination of candidates for election as directors to be timely brought before a meeting by a stockholder, a stockholder’s notice shall be delivered: (a) with respect to an election to be held at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (which for the 2020 Annual Meeting of Stockholders would be January 25, 2020 and December 26, 2019, respectively); and (b) with respect to an election to be held at a special meeting of stockholders (i) not earlier than the 120th day prior to such special meeting and (ii) not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees to be elected at such meeting.

In the event that the number of directors to be elected to our Board at an annual meeting is increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased Board made by us at least 60 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered not later than the close of business on the 10th day following the day on which such public announcement of the date of such meeting is first made.

For business other than nominations of candidates for and the election of directors to be timely brought before a meeting by a stockholder, a stockholder’s notice shall be delivered to or mailed to and received by our Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (which for the 2020 Annual Meeting of Stockholders would be January 25, 2020 and December 26, 2019 respectively).

However, in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, for a notice by the stockholder for these purposes to be timely, it must be so delivered: (a) not earlier than the 120th day prior to such annual meeting; and (b) not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined in our By-Laws) of the date of such meeting is first made.

Any written notice of a stockholder proposal, including a proposal for the nomination of candidates for election as director, must include the information and representations required by our By-Laws and, in the case of a notice of nomination of directors, all information relating to each person whom the stockholder proposes to nominate for election or reelection as a director, that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected).

The chairman of any meeting of stockholders for the election of directors or other business and the Board may refuse to acknowledge the nomination of any person or permit any business to be brought without compliance with the procedures set forth in our By-Laws or if the stockholder solicits proxies in support of such stockholder’s nominee(s) or proposal for other business without such stockholder having made the representations required by our By-Laws. If a stockholder does not appear or send a qualified representative (as defined in our By-Laws) to present the nomination or proposal at such meeting, we are not required to present such nomination or proposal for a vote at such meeting, notwithstanding that proxies in respect of such nomination or proposal may have been received by us. The foregoing requirements are separate from and in addition to the requirements of the Securities and Exchange Commission that a stockholder must meet to have a proposal included in our Proxy Statement.

Under the proxy rules of the Securities and Exchange Commission, a stockholder wishing to include a stockholder proposal in our Proxy Statement must submit the proposal to us not later than 120 calendar days before the first release date of the prior year’s annual meeting Proxy Statement. For the 2020 Annual Meeting of Stockholders, this date would be November 14, 2019. This rule is independent of the procedures mandated in our By-Laws with respect to the ability of a stockholder to present stockholder proposals at an annual meeting as stated above.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

Our Board has an informal process in place for our stockholders to communicate with directors. Any stockholder wishing to contact our Board or one of our directors can write to:

Board of Directors

c/o Aegion Corporation

17988 Edison Avenue

Chesterfield, Missouri 63005

All correspondence received by us and addressed as indicated above will be reviewed by appropriate Aegion personnel and promptly forwarded to our Chairman of the Board and/or to the appropriate director. Communications that relate to our accounting, internal accounting controls or auditing matters will also be referred to the Chair of our Board’s Audit Committee.

Although our Board does not have an express policy regarding director attendance at our annual meetings of stockholders, we anticipate that all directors will attend this year’s 2019 Annual Meeting of Stockholders. All nine of our directors attended our 2018 Annual Meeting of Stockholders.

Mark A. Menghini Secretary

Chesterfield, Missouri

March 6, 2019

APPENDIX A

Amended & Restated Aegion Corporation

2016 Non-Employee Director Equity Plan

Aegion Corporation (the “Company”) adopted the 2016 Non-Employee Director Equity Plan (the “2016 Plan”) effective as of the day immediately following its 2016 Annual Meeting of Stockholders. The Company now wishes to amend and restate the 2016 Plan, including amendments to increase the number of shares available for issuance under the 2016 Plan. These plan amendments are contingent upon approval of the stockholders of the Company at its 2019 Annual Meeting of Stockholders. This amendment and restatement of the 2016 Plan (the “Plan”) was approved by the Board of Directors (the “Board”) of the Company on February 19, 2019.

The 2016 Plan is hereby amended and restated in its entirety to read as follows:

1.

Purpose and Nature of Plan. The purpose of the Plan is to increase the ownership interest in the Company of each of the Company’s non-employee directors, whose services are considered essential to the Company’s continued progress, to provide an opportunity for non-employee directors to defer some or all of cash fees paid to them for service as a director, and to provide a further incentive to attract and retain qualified individuals to serve on the Board.

2.

Administration. The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall have exclusive authority to interpret and administer the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to take all steps and make all determinations necessary or advisable for the administration of the Plan. The determination of the Board in the administration of the Plan shall be conclusive and binding upon all persons, including without limitation the Company, its stockholders and persons granted Stock Units (as defined in Section 7 below) under the Plan. The officers of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes of the Plan.

3.

Participants. Directors of the Company who are not current employees of the Company (or any affiliate of the Company) during a calendar year shall be eligible to participate in awards made pursuant to the Plan with respect to such calendar year (“Eligible Directors”).

4.

Shares Subject to the Plan. Subject to adjustment as provided in Section 8 (relating to adjustment for changes in capital stock), the total number of shares that shall be reserved and available for issuance in connection with awards under this Plan shall be the sum of: (a) any shares of the Company’s Class A common shares, $0.01 par value (“Common Stock”) that were available for issuance immediately prior to the effective date of the 2016 Plan under the Aegion Corporation 2011 Non-Employee Director Equity Plan (the “Prior Plan”); and (b) Four Hundred Forty Thousand (440,000) additional shares of Common Stock, subject to approval by the holders of a majority of the outstanding voting stock of the Company. The shares of Common Stock issued under the Plan may be made available from authorized but unissued shares or from shares re-acquired by the Company, including shares purchased in the open market or in private transactions. If any Stock Unit granted under the Plan shall be forfeited or cancelled for any reason, the shares subject to, but not delivered under, such Stock Unit may again become available for the grant of other Stock Units under the Plan. Shares underlying Stock Units that are settled in cash shall be added back to the number of shares that shall be available for subsequent issuance under the Plan.

After effectiveness of the 2016 Plan, all shares of Common Stock of the Company otherwise available for awards under the Prior Plan (but not subject to outstanding awards thereunder) at such time became unavailable for issuance under the Prior Plan and are issuable under this Plan in accordance with the provisions hereof. In addition, all shares of Common Stock underlying expired, terminated, canceled or forfeited awards under the Prior Plan that would have been added back under the provisions of the Prior Plan upon the expiration, termination, cancellation or forfeiture of such award are unavailable for issuance under the Prior Plan upon the expiration, termination, cancellation or forfeiture of such award and are instead available for issuance under this Plan in accordance with the provisions hereof.

5.

Awards of Benefits. The Board may, in its sole discretion, grant awards in accordance with the Plan to Eligible Directors, and establish the timing, pricing, amount and other terms and conditions of such awards, which need not be uniform with respect to the various Eligible Directors or with respect to different awards to the same Eligible Director.

6.

Maximum Individual Award per Calendar Year. The aggregate value of the awards granted pursuant to this Plan to any individual Eligible Director other than the Chairman of the Board in any calendar year may not exceed $250,000. The aggregate value of the awards granted pursuant to this Plan to the Chairman of the Board in any calendar year may not exceed $350,000. For purposes of this Section 6, the aggregate value of the awards granted to any individual Eligible Director for any calendar year shall be the grant date fair value of all Stocks Units (as defined in Section 7(a) below) granted to such Eligible Director for such year, using the assumptions and methods that are consistent in all material respects with the assumptions and methods expected to be used at the time of grant to disclose such grants in the Company’s proxy statement for the year to which such grants relate. The limits in this Section 6 shall not apply to Stock Units awarded pursuant to Section 7(b).

7.	Types of Awards. Stock Units, as described below, may be granted or elected in lieu of cash fees.

(a.)

Stock Unit Grants. A Stock Unit represents the right to receive a share of Common Stock from the Company at a designated time in the future. The Stock Units shall be subject to such terms and conditions set forth in a Stock Unit agreement as may be established by the Board in its sole discretion; provided, however, that (i) in no case shall the shares underlying the Stock Units be issuable to the Eligible Director prior to the third anniversary of the date of grant (except in the case of: (A) a Change in Control (as defined below), or death or retirement of an Eligible Director, in which case the shares underlying the Stock Units may be issuable sooner; or (B) Stock Units received in lieu of cash, as further set forth below); and (ii) in no case shall the rights to receive shares of Common Stock pursuant to a Stock Unit be vested until the first anniversary of the date of grant (except in the case of: (A) a Change in Control, or death or disability of an Eligible Director, in which case the rights to receive shares of Common Stock pursuant to a Stock Unit shall vest immediately unless otherwise provided in the applicable Stock Unit agreement; (B) Stock Units received in lieu of cash, as further set forth below; or (C) Stock Units granted prior to the Effective Date). The Eligible Director generally does not have the rights of a stockholder until receipt of the shares underlying the Stock Unit awards. The Board may, in its discretion, provide for payments in cash, or adjustments in the number of shares subject to the Stock Units, equivalent to the dividends that an Eligible Director would have received if the Eligible Director had been the owner of the underlying shares instead of the Stock Units.

(b.)

Elective Stock Units. The Board may permit an Eligible Director to elect to receive Stock Units in lieu of some or all of the Eligible Director’s cash retainer or other cash fees (“Cash Fees”) payable for service on the Board. In the event that an Eligible Director is permitted to elect to receive Stock Units in lieu of Cash Fees, the election to defer Cash Fees must be made before the beginning of the calendar year during which the services are performed for which such Cash Fees are paid. The election shall be irrevocable for the calendar year. For Stock Units elected to be received in lieu of Cash Fees, the shares underlying the Stock Units shall be eligible for issuance to the Eligible Director upon the first anniversary of the date of grant (or such later date as shall be specified by the Eligible Director in the deferral election), and such Stock Units shall be fully vested at all times. The number of Stock Units to be received in lieu of a Cash Fee shall be determined by dividing the value of the Cash Fees deferred by the fair market value of a share of Common Stock on the date the Cash Fee being deferred would otherwise have been paid to the Eligible Director (with any partial share value being paid in cash on that scheduled payment date), and the grant date of the resulting Stock Units shall be the date the Cash Fees would otherwise have been paid to the Eligible Director.

(c.)

Forfeiture of Unvested Stock Units. If an Eligible Director’s service as a director of the Company is terminated for any reason that does not result in acceleration of vesting pursuant to Section 7(a)(ii)(A), such Eligible Director shall immediately forfeit all outstanding but unvested Stock Units granted pursuant to Section 7(a) and shall have no right to receive the related Common Stock.

(d.)

Change in Control. A “Change in Control” shall mean: (i) the acquisition by one person, or more than one person acting as a group, in a transaction or series of related transactions, of ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 30% of the total fair market value or total voting power of the stock of the Company; and/or (ii) a majority of the members of the Company’s board of directors is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors before the date of the appointment or election; and/or (iii) the consummation of a merger or consolidation of the Company other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; and/or (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is a consummated sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale. For purposes hereof, “person” shall mean any person, entity or “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except that such term shall not include (i) the Company or any of its affiliates; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company; or (v) a person or group as used in Rule 13d-1(b) under the Exchange Act. This definition of Change in Control shall be interpreted in accordance with, and in a manner that will bring the definition into compliance with, the regulations under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).

(e.)

Settlement of Stock Units. In Accordance with the applicable Stock Unit agreement and the deferral election form approved by the Board, an Eligible Director shall be permitted to elect the time and form of settlement of the Stock Units (an “Initial Settlement Election”) in connection with the grant of Stock Units (i) in accordance with Section 7(a) and (ii) as a result of the deferral of Cash Fees in accordance with Section 7(b), and a separate Initial Settlement Election may be made for Stock Units awarded in a given year under each such section. If no Initial Settlement Election is made with respect to the grant of Stock Units, any vested Stock Units will be settled promptly following the Eligible Director’s retirement from the Board. In addition, in accordance with the applicable Stock Unit agreement and the re-deferral election form approved by the Board, an Eligible Director shall be permitted to make a re-deferral election (a “Re-Deferral Election”) with respect to previously awarded Stock Units, subject to the following limitations, which shall be construed in a manner consistent with Section 409A: (1) the Re-Deferral Election must made at least 12 months before the originally scheduled distribution date; (2) the distribution date specified in the Re-Deferral Election must be at least five years later than the originally scheduled distribution date; and (3) the Re-Deferral Election must not take effect for at least 12 months after the Re-Deferral Election is made. If a Re-Deferral Election fails in form or operation to comply with the conditions in the previous sentence, the Initial Settlement Election (or default settlement rule, if applicable) will continue to apply or be automatically reinstated as of the date of non-compliance. Notwithstanding the above, in no event may an Initial Settlement Election or a Re-Deferral Election result in a settlement of Stock Units later than the fifteenth anniversary of the Eligible Director’s retirement from the Board. For purposes of this Section 7(c), a settlement shall be deemed timely if it is made on a date selected by the Company which is no later than the later of (i) the end of the calendar year in which the specified or required date occurs and (ii) the fifteenth day of the third calendar month following such specified or required date. For purposes of Section 409A compliance, (i) all settlements of the Stock Units subject to an Initial Settlement Election or a Re-Deferral Election shall be treated as a single payment, and (ii) the phrase “retirement” from the Board means a separation from service from the Board with the meaning of Section 409A.

8.

Adjustment Provisions. If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares of Common Stock reserved for issuance under the Plan shall be appropriately adjusted, and the number of shares of Common Stock covered by each outstanding Stock Unit shall be appropriately adjusted so that the aggregate value of each Stock Unit shall not be changed. Written Stock Unit agreements may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from the Company’s reorganization, recapitalization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence.

9.

No Right to Continue as a Director; No Stockholder Rights. Neither the Plan, nor the granting of a Stock Unit, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Eligible Director has a right to continue as an Eligible Director for any period of time, or at any particular rate of compensation. No Eligible Director shall have any rights as a stockholder with respect to shares of Common Stock covered by stock units granted hereunder until the date of the issuance of a stock certificate therefor.

10.

Amendment. The Board may revise or amend the Plan in any respect whatsoever; provided, that, without approval of the stockholders of the Company, no revision or amendment shall (i) change the selection or eligibility requirements under the Plan, (ii) increase the number of shares of Common Stock that may be issued under the Plan or (iii) increase the amount or type of benefits that may be granted under the Plan. No action authorized by this Section 10 shall reduce the amount of any existing Stock Unit or change the terms and conditions thereof without the holder’s consent. Without the prior approval of the Company’s stockholders, the Company will not effect a “repricing” (as defined below) of any Stock Units granted under the terms of this Plan. For purposes of the immediately preceding sentence, a “repricing” shall be deemed to mean an action that is treated as a repricing under generally accepted accounting principles. To the extent that any Stock Units which may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a recipient, then any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the sole discretion of the Board, and to the extent that any such Stock Units would so qualify within the terms of the Plan, the Board shall have full and complete authority to grant Stock Units that so qualify (including the authority to grant, simultaneously or otherwise, Stock Units which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such Stock Units under the Plan.

11.

Rules of Construction; Compliance with 409A. The terms of this Plan, and any agreement containing the terms and conditions of an award made pursuant to this Plan, shall be interpreted: first, in a manner that causes the award to comply with Section 409A; and secondly, in accordance with the laws of the State of Delaware.

12.

Effective Date, Duration, Suspension and Termination of the Plan. The Plan shall become effective the day immediately following approval of the Plan by the stockholders of the Company at the 2019 Annual Meeting of Stockholders (the “Effective Date”). The period during which Stock Unit grants shall be made under the Plan shall terminate on April 20, 2026 (unless the Plan is extended or terminated at an earlier date by stockholders); provided, (i) such termination shall not affect the terms of any then outstanding Stock Unit and (ii) the terms and conditions applicable to any Stock Unit granted within such period may thereafter be amended or modified by mutual agreement between the Company and the holder. The Board may suspend or terminate the Plan at any time and for any reason.

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 24, 2019.

AEGION CORPORATION

AEGION
Stronger. Safer. Infrastructure.

AEGION CORPORATION
17988 EDISON AVENUE
CHESTERFIELD, MO 63005

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 1, 2019
Date: April 24, 2019 **Time:** 8:30 a.m.
Location: Doubletree by Hilton
16625 Swingley Ridge Road
Chesterfield, MO 63017

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

E59786-P17037

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT   ANNUAL REPORT

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com*.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 10, 2019 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

E59787-P17037

Voting Items

The Board of Directors recommends you vote FOR the following proposal:

1. Election of Directors

   Nominees:

   1a. Stephen P. Cortinovis

   1b. Stephanie A. Cuskley

   1c. Walter J. Galvin

   1d. Rhonda Germany Ballintyn

   1e. Charles R. Gordon

   1f. Juanita H. Hinshaw

   1g. M. Richard Smith

   1h. Phillip D. Wright

The Board of Directors recommends you vote FOR the following proposals:

NOTE: This proxy may be voted, in the discretion of the proxies, on any matter that may properly come before the meeting or any adjournment or adjournments thereof. Should a nominee be unable to serve, this proxy may be voted for a substitute selected by the Board of Directors.

E59788-P17037

AEGION

Stronger. Safer. Infrastructure.®

AEGION CORPORATION
17988 EDISON AVENUE
CHESTERFIELD, MO 63005

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E59755-P17037

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AEGION CORPORATION

The Board of Directors recommends you vote FOR the following proposal:

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. Stephen P. Cortinovis	☐	☐	☐
1b. Stephanie A. Cuskley	☐	☐	☐
1c. Walter J. Galvin	☐	☐	☐
1d. Rhonda Germany Ballintyn	☐	☐	☐
1e. Charles R. Gordon	☐	☐	☐
1f. Juanita H. Hinshaw	☐	☐	☐
1g. M. Richard Smith	☐	☐	☐
1h. Phillip D. Wright	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

The Board of Directors recommends you vote FOR the following proposals:

NOTE: This proxy may be voted, in the discretion of the proxies, on any matter that may properly come before the meeting or any adjournment or adjournments thereof. Should a nominee be unable to serve, this proxy may be voted for a substitute selected by the Board of Directors.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

AEGION
Stronger. Safer. Infrastructure.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E59756-P17037

AEGION CORPORATION
Annual Meeting of Stockholders
April 24, 2019 8:30 AM Central Daylight Time
This proxy is solicited by the Board of Directors

The undersigned having received the notice of the 2019 Annual Meeting of Stockholders of Aegion Corporation (the "Company") and the proxy statement, appoints David F. Morris and Mark A. Menghini, and each of them acting individually, as the undersigned's proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote and act with respect to all the shares of the Company's Class A common stock, $.01 par value, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment or adjournments thereof, and the undersigned directs this proxy be voted as specified on the reverse side. If no direction is made, the proxy will be voted: (a) "FOR" all of the Company's director nominees in Proposal 1, (b) "FOR" Proposal 2, (c) "FOR" Proposal 3, and (d) "FOR" Proposal 4. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that the proxies so present and voting, their substitutes or any of them, may lawfully do by virtue hereof.

YOUR VOTE IS VERY IMPORTANT - PLEASE VOTE TODAY.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side